Exhibit (17)(c)(iii)

Eaton Vance
Investment Managers

EDUCATION

Semiannual Report March 31, 2010

EATON VANCE NATIONAL MUNICIPAL INCOME FUND

IMPORTANT NOTICES REGARDING PRIVACY, DELIVERY OF SHAREHOLDER DOCUMENTS, PORTFOLIO HOLDINGS AND PROXY VOTING

Privacy. The Eaton Vance organization is committed to ensuring your financial privacy. Each of the financial institutions identified below has in effect the following policy (Privacy Policy) with respect to nonpublic personal information about its customers:

Only such information received from you, through application forms or otherwise, and information about your Eaton Vance fund transactions will be collected. This may include information such as name, address, social security number, tax status, account balances and transactions.

None of such information about you (or former customers) will be disclosed to anyone, except as permitted by law (which includes disclosure to employees necessary to service your account). In the normal course of servicing a customer’s account, Eaton Vance may share information with unaffiliated third parties that perform various required services such as transfer agents, custodians and broker/dealers.

Policies and procedures (including physical, electronic and procedural safeguards) are in place that are designed to protect the confidentiality of such information.

We reserve the right to change our Privacy Policy at any time upon proper notification to you. Customers may want to review our Policy periodically for changes by accessing the link on our homepage: www.eatonvance.com.

Our pledge of privacy applies to the following entities within the Eaton Vance organization: the Eaton Vance Family of Funds, Eaton Vance Management, Eaton Vance Investment Counsel, Boston Management and Research, and Eaton Vance Distributors, Inc.

In addition, our Privacy Policy only applies to those Eaton Vance customers who are individuals and who have a direct relationship with us. If a customer’s account (i.e. fund shares) is held in the name of a third-party financial adviser/ broker-dealer, it is likely that only such adviser’s privacy policies apply to the customer. This notice supersedes all previously issued privacy disclosures.

For more information about Eaton Vance’s Privacy Policy, please call 1-800-262-1122.

Delivery of Shareholder Documents. The Securities and Exchange Commission (the “SEC”) permits funds to deliver only one copy of shareholder documents, including prospectuses, proxy statements and shareholder reports, to fund investors with multiple accounts at the same residential or post office box address. This practice is often called “householding” and it helps eliminate duplicate mailings to shareholders.

Eaton Vance, or your financial adviser, may household the mailing of your documents indefinitely unless you instruct Eaton Vance, or your financial adviser, otherwise.

If you would prefer that your Eaton Vance documents not be householded, please contact Eaton Vance at 1-800-262-1122, or contact your financial adviser.

Your instructions that householding not apply to delivery of your Eaton Vance documents will be effective within 30 days of receipt by Eaton Vance or your financial adviser.

Portfolio Holdings. Each Eaton Vance Fund and its underlying Portfolio (if applicable) will file a schedule of its portfolio holdings on Form N-Q with the SEC for the first and third quarters of each fiscal year. The Form N-Q will be available on the Eaton Vance website at www.eatonvance.com, by calling Eaton Vance at 1-800-262-1122 or in the EDGAR database on the SEC’s website at www.sec.gov. Form N-Q may also be reviewed and copied at the SEC’s public reference room in Washington, D.C. (call 1-800-732-0330 for information on the operation of the public reference room).

Proxy Voting. From time to time, funds are required to vote proxies related to the securities held by the funds. The Eaton Vance Funds or their underlying Portfolios (if applicable) vote proxies according to a set of policies and procedures approved by the Funds’ and Portfolios’ Boards. You may obtain a description of these policies and procedures and information on how the Funds or Portfolios voted proxies relating to portfolio securities during the most recent 12 month period ended June 30, without charge, upon request, by calling 1-800-262-1122. This description is also available on the SEC’s website at www.sec.gov.

Eaton Vance National Municipal Income Fund as of March 31, 2010

INVESTMENT UPDATE

Economic and Market Conditions

During the six months ending March 31, 2010, the U.S. economy and the capital markets remained relatively stable, despite continued high unemployment and concerns over the U.S. budget The economy grew at an annualized rate of 5.7% in the fourth quarter 2009 and an estimated 3.2% in the first quarter of 2010, according to the U.S. Department of Commerce During the six-month period, the municipal bond market’s performance was relatively flat, with slightly negative returns in the fourth quarter of 2009 being offset by positive performance of just over 1% in the first quarter of 2010. For the period, the Fund’s primary benchmark, the Barclays Capital Municipal Bond Index (the Index)—a broad-based index of municipal bonds—gained 0.28%.1 This modest performance followed one of the best calendar year periods for municipals in many years, however. Moreover, economic fundamentals continued to improve and demand for municipals remained strong.

The significant performance disparities among the municipal market’s segments, which became historically wide during 2008 and the first three quarters of 2009, began to dissipate during the six-month period. For the first time in almost two years, we witnessed a period in which there were not significant differences in muni performance by maturity, credit quality and sector. In the face of limited tax-exempt supply due to the success of the Build America Bond program, demand from municipal investors remained positive during the period, though the gusto with which they purchased municipal funds waned from 2009 levels. We believe lighter inflows were likely driven by lower yields, a continuation of credit-related headline “noise” and investor preparation for tax bills in March and April.

Management Discussion

During the six months ending March 31, 2010, the Fund’s Class A shares at net asset value underper-formed the Index.1 Given the combination of the Fund’s objective of providing tax-exempt income and the municipal yield curve’s historically upward slope, the Fund generally holds longer-maturity bonds relative to the broad market and many of our competitors. Our bias toward long maturities was the basis for much of the Fund’s significant relative outperformance in the first three quarters of 2009, though it detracted from relative performance during the six-month period. Careful investment down the credit spectrum, while aiding performance throughout much of 2009, also detracted during the period as the market’s highest quality bonds performed best.

Management employed leverage in the Fund, through which additional exposure to the municipal market was achieved. Leverage has the impact of magnifying a Fund’s exposure to its underlying investments in both up and down markets.2 As we move ahead, we recognize that many state and local governments face significant budget deficits that are driven primarily by a steep decline in tax revenues. We will continue to monitor any new developments as state and local officials formulate solutions to address these fiscal problems. As in all environments, we maintain our long-term perspective on the markets against the backdrop of relatively short periods of market volatility. We will continue to actively manage the Fund with the same income-focused, relative value approach we have always employed. We believe that this approach, which is based on credit research and decades of experience in the municipal market, will serve municipal investors well over the long term.

Effective December 1, 2009, the Fund changed its name from Eaton Vance National Municipals Fund to Eaton Vance National Municipal Income Fund.

Fund shares are not insured by the FDIC and are not deposits or other obligations of, or guaranteed by, any depository institution. Shares are subject to investment risks, including possible loss of principal invested.

1 It is not possible to invest directly in an Index. The Index’s total return does not reflect expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Index.

2The Fund employs residual interest bond (RIB) financing. The leverage created by RIB investments provides an opportunity for increased income but, at the same time, creates special risks (including the likelihood of greater volatility of net asset value). See Note 1I to the financial statements for more information on RIB investments.

The views expressed throughout this report are those of the portfolio manager and are current only through the end of the period of the report as stated on the cover. These views are subject to change at any time based upon market or other conditions, and the investment adviser disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a fund are based on many factors, may not be relied on as an indication of trading intent on behalf of any Eaton Vance fund. Portfolio information provided in the report may not be representative of the Fund’s current or future investments and may change due to active management.

Eaton Vance National Municipal Income Fund as of March 31, 2010

PERFORMANCE INFORMATION

Portfolio Manager: Thomas M. Metzold, CFA

Performance[1]	Class A	Class B	Class C	Class I
Share Class Symbol	EANAX	EVHMX	ECHMX	EIHMX
Average Annual Total Returns (at net asset value)
Six Months	-1.36%	-1.79%	-1.79%	-1.24%
One Year	25.06	24.20	24.20	25.35
Five Years	2.39	1.64	1.64	2.66
10 Years	5.09	4.49	4.30	5.33
Life of Fund†	5.68	5.65	4.15	4.85
SEC Average Annual Total Returns (including sales charge or applicable CDSC)
Six Months	-6.04%	-6.58%	-2.75%	-1.24%
One Year	19.07	19.20	23.20	25.35
Five Years	1.40	1.31	1.64	2.66
10 Years	4.58	4.49	4.30	5.33
Life of Fund†	5.36	5.65	4.15	4.85
† Inception dates: Class A: 4/5/94; Class B: 12/19/85; Class C: 12/3/93; Class I: 7/1/99

Total Annual
Operating Expenses[2]	Class A	Class B	Class C	Class I
Expense Ratio	0.93%	1.68%	1.68%	0.67%

Distribution Rates/Yields		Class A	Class B	Class C	Class I

Distribution Rate[3]		5.41%	4.72%	4.72%	5.64%
Taxable-Equivalent Distribution Rate[3,4]		8.32	7.26	7.26	8.68
SEC 30-day Yield[5]		5.32	4.83	4.83	5.84
Taxable-Equivalent SEC 30-day Yield[4,5] 8.18			7.43	7.43	8.98

Index Performance[6] (Average Annual Total Returns)
	Barclays Capital		Barclays Capital Long (22+)
	Municipal Bond Index		Municipal Bond Index
Six Months	0.28%		-0.43%
One Year	9.69		17.35
Five Years	4.58		3.96
10 Years	5.58		6.01
Lipper Averages[7] (Average Annual Total Returns)
Lipper General Municipal Debt Funds Classification
Six Months			0.05%
One Year			12.86
Five Years			3.18
10 Years			4.45

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance is for the stated time period only;
due to market volatility, the Fund’s current performance may be lower or higher than the quoted return. Fund performance during certain periods reflects the strong bond market performance and/or the strong performance of bonds held during those periods. This performance is not typical and may not be repeated.
Bond values decline as interest rates rise. For performance as of the most recent month end, please refer to www.eatonvance.com.

1 Six-month returns are cumulative. Other returns are presented on an average annual basis. These returns do not include the 4.75% maximum sales charge for Class A shares or the applicable contingent deferred sales charges (CDSC) for Class B and Class C shares. If sales charges were deducted, the returns would be lower. SEC Average Annual Total Returns for Class A reflect the maximum 4.75% sales charge. SEC Average Annual Total Returns for Class B reflect the applicable CDSC based on the following schedule: 5% - 1st and 2nd years; 4% - 3rd year; 3% - 4th year; 2% - 5th year; 1% - 6th year. SEC Average Annual Total Returns for Class C reflect a 1% CDSC for the first year. Class I shares are offered at net asset value. 2 Source: Prospectus dated 2/1/10. Includes interest expense of 0.23% relating to the Fund’s liability with respect to floating rate notes held by third parties in conjunction with residual interest bond transactions by the Fund. The Fund also records offsetting interest income in an amount equal to this expense relating to the municipal obligations underlying such transactions, and as a result net asset value and performance have not been affected by this expense. 3 The Fund's distribution rate represents actual distributions paid to shareholders and is calculated by dividing the last distribution per share (annualized) by the net asset value. 4 Taxable-equivalent figures assume a maximum 35.00% federal income tax rate. A lower tax rate would result in lower tax-equivalent figures. 5 The Fund's SEC yield is calculated by dividing the net investment income per share for the 30-day period by the offering price at the end of the period and annualizing the result. 6 It is not possible to invest directly in an Index. The Indices’ total returns do not reflect the expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Indices. Index performance is available as of month end only. 7 The Lipper Averages are the average annual total returns, at net asset value, of the funds that are in the same Lipper Classification as the Fund. It is not possible to invest in a Lipper Classification. Lipper Classifications may include insured and uninsured funds, as well as leveraged and unleveraged funds. The Lipper General Municipal Debt Funds Classification contained 245, 232, 187 and 155 funds for the 6-month, 1-year, 5-year and 10-year time periods, respectively. Lipper Averages are available as of month end only.

Eaton Vance National Municipal Income Fund as of March 31, 2010

PORTFOLIO COMPOSITION

Rating Distribution*1

By total investments

*

The rating distribution presented above includes the ratings of securities held by special purpose vehicles in which the Fund holds a residual interest. See Note 1I to the Fund's financial statements. Absent such securities, the Fund's rating distribution as of 3/31/10 is as follows:

AAA	24.7%	BB	0.2%
AA	30.0%	B	3.1%
A	24.7%	CCC	0.4%
BBB	12.5%	Not Rated	4.4%

Fund Statistics[2]

• Number of Issues:	323
• Average Maturity:	26.2 years
• Average Effective Maturity:	20.4 years
• Average Call Protection:	11.0 years
• Average Dollar Price:	$89.26
• RIB Leverage[3] :	13.9%

1 Ratings are based on Moody’s, S&P or Fitch, as applicable. Credit ratings are based largely on the rating agency’s investment analysis at the time of rating and the rating assigned to any particular security is not necessarily a reflection of the issuer’s current financial condition. The rating assigned to a security by a rating agency does not necessarily reflect its assessment of the volatility of a security’s market value or of the liquidity of an investment in the security. If securities are rated differently by the rating agencies, the higher rating is applied.

2 Fund holdings information excludes securities held by special purpose vehicles in which the Fund holds a residual interest. See Note 1I to the Fund’s financial statements.

3 See Note 1l to the Fund’s financial statements. RIB leverage represents the amount of RIB Floating Rate Notes outstanding as of 3/31/10 as a percentage of the Fund’s net assets plus Floating Rate Notes. Floating Rate Notes reflect the effect of RIBs purchased in secondary market transactions.

Eaton Vance National Municipal Income Fund as of March 31, 2010

FUN D EXP ENSES

Example: As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchases and redemption fees (if applicable); and (2) ongoing costs, including management fees; distribution or service fees; and other Fund expenses. This Example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The Example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period (October 1, 2009 – March 31, 2010).

Actual Expenses: The first section of the table below provides information about actual account values and actual expenses. You may use the information in this section, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first section under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes: The second section of the table below provides information about hypothetical account values and hypothetical expenses based on the actual Fund expense ratio and an assumed rate of return of 5% per year (before expenses), which is not the actual return of the Fund. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in each table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads) or redemption fees (if applicable). Therefore, the second section of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would be higher.

	Eaton Vance National Municipal Income Fund

	Beginning Account Value	Ending Account Value	Expenses Paid During Period*
	(10/1/09)	(3/31/10)	(10/1/09 – 3/31/10)

Actual
Class A	$1,000.00	$986.40	$3.91
Class B	$1,000.00	$982.10	$7.61
Class C	$1,000.00	$982.10	$7.61
Class I	$1,000.00	$987.60	$2.73

Hypothetical
(5% return per year before expenses)
Class A	$1,000.00	$1,021.00	$3.98
Class B	$1,000.00	$1,017.30	$7.75
Class C	$1,000.00	$1,017.30	$7.75
Class I	$1,000.00	$1,022.20	$2.77

*

Expenses are equal to the Fund’s annualized expense ratio of 0.79% for Class A shares, 1.54% for Class B shares, 1.54% for Class C shares and 0.55% for Class I shares, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on September 30, 2009.

Eaton Vance National Municipal Income Fund as of March 31, 2010

PORTFOLIO OF INVESTMENTS (Unaudited)

Tax - Exe mpt Inve stme nts — 114. 1%

Principal Amount
(000’s omitted)	Security	Value

Cogeneration — 0.6%

$ 22,150	Maryland Energy Financing Administration,
	(AES Warrior Run), (AMT), 7.40%, 9/1/19	$ 22,157,088
3,800	Pennsylvania Economic Development Financing
	Authority, (Northampton Generating), (AMT),
	6.50%, 1/1/13	2,253,514
21,950	Pennsylvania Economic Development Financing
	Authority, (Northampton Generating), (AMT),
	6.60%, 1/1/19	12,204,858
1,500	Pennsylvania Economic Development Financing
	Authority, (Northampton Generating), Junior Liens,
	(AMT), 6.875%, 1/1/11(1)	427,500
5,000	Pennsylvania Economic Development Financing
	Authority, (Northampton Generating), Junior Liens,
	(AMT), 6.95%, 1/1/21(1)	1,429,400

		$ 38,472,360

Education — 6.4%

$ 15,095	California Educational Facilities Authority,
	(Claremont McKenna College), 5.00%, 1/1/39	$ 15,470,111
47,500	Connecticut Health and Educational Facilities Authority,
	(Yale University), 4.85%, 7/1/37(2)	48,826,485
2,500	Connecticut Health and Educational Facilities Authority,
	(Yale University), 4.85%, 7/1/37	2,569,800
29,320	Houston, TX, Higher Educational Finance Corp.,
	(Rice University), 4.50%, 11/15/37	29,346,681
31,000	Houston, TX, Higher Educational Finance Corp.,
	(Rice University), 4.50%, 5/15/42	30,867,940
6,000	Massachusetts Health and Educational Facilities
	Authority, (Harvard University), 5.00%, 10/1/38(2)	6,335,740
50,000	Massachusetts Health and Educational Facilities
	Authority, (Harvard University),
	5.50%, 11/15/36(2)(3)	55,633,750
52,190	Massachusetts Health and Educational Facilities
	Authority, (Harvard University), 5.50%, 11/15/36(4)	58,070,247
4,750	Massachusetts Health and Educational Facilities
	Authority, (Massachusetts Institute of Technology),
	5.50%, 7/1/36	5,272,595
45,615	Missouri Health and Educational Facilities Authority,
	(Washington University), 5.375%, 3/15/39(2)	49,673,671
20,865	New Jersey Educational Facilities Authority,
	(Princeton University), 4.25%, 7/1/40	20,428,713
14,590	New York Dormitory Authority, (Vassar College),
	4.25%, 7/1/39	14,086,645
10,000	New York Dormitory Authority, (Vassar College),
	5.00%, 7/1/46	10,299,500
15,000	North Carolina Capital Facilities Finance Agency,
	(Duke University), 5.00%, 10/1/38(2)	15,793,950

Principal Amount
(000’s omitted)	Security	Value

Education (continued)
$ 16,175	St. Joseph County, IN, Educational Facilities,
	(University of Notre Dame Du Lac Project),
	5.00%, 3/1/36	$ 17,077,403
		$ 379,753,231

Electric Utilities — 2.4%
$ 9,260	Brazos River Authority, TX, Pollution Control Revenue,
	(Texas Energy Co.), (AMT), 5.40%, 5/1/29	$ 4,464,894
32,500	Brazos River Authority, TX, Pollution Control Revenue,
	(Texas Energy Co.), (AMT), 8.25%, 5/1/33	20,239,375
12,050	Long Island, NY, Electric Power Authority,
	5.75%, 4/1/39	13,126,788
5,000	Matagorda County, TX, Navigation District No. 1,
	(Reliant Energy), (AMT), 5.95%, 5/1/30	4,912,950
42,200	San Antonio, TX, (Electric and Gas Systems),
	5.00%, 2/1/34(2)	44,460,654
50,975	Vernon, CA, Electric System Revenue,
	5.125%, 8/1/21	52,917,148
		$ 140,121,809

Escrowed / Prerefunded — 0.1%
$ 2,400	Bexar County, TX, Health Facilities, (St. Luke’s
	Lutheran), Escrowed to Maturity, 7.00%, 5/1/21	$ 3,233,256
		$ 3,233,256

General Obligations — 11.8%
$ 24,490	California, 5.50%, 11/1/39	$ 24,453,266
32,360	California, 6.00%, 4/1/38	34,083,170
15,690	California, (AMT), 5.05%, 12/1/36	14,101,544
94,200	Clark County, NV, 5.00%, 6/1/38(2)	94,884,834
60,945	Florida Board of Education, 5.00%, 6/1/37(2)	62,962,889
20,230	Maricopa County, AZ, Community College District,
	3.00%, 7/1/23(4)	18,726,506
56,000	Michigan Municipal Bond Authority, 9.50%, 8/20/10	55,927,760
5,275	Newton, MA, 5.00%, 4/1/36	5,639,555
11,480	Newton, MA, 5.00%, 4/1/39	12,228,840
41,620	Port Authority of Houston, TX, (Harris County), (AMT),
	5.625%, 10/1/38(2)	43,638,570
10,000	Port Authority of Houston, TX, (Harris County), (AMT),
	5.625%, 10/1/38	10,484,900
3,085	Salem-Keizer, OR, School District No. 24J,
	0.00%, 6/15/22	1,798,740
19,395	Salem-Keizer, OR, School District No. 24J,
	0.00%, 6/15/24	10,073,763
12,960	Salem-Keizer, OR, School District No. 24J,
	0.00%, 6/15/25	6,366,341
12,910	Salem-Keizer, OR, School District No. 24J,
	0.00%, 6/15/26	5,994,888

S e e notes to financ ial statem e nts
5

Eaton Vance National Municipal Income Fund as of March 31, 2010

PORTFOLIO OF INVESTMENTS (Unaudited) CONT’D

Principal Amount
(000’s omitted)	Security	Value

General Obligations (continued)
$ 11,290	Salem-Keizer, OR, School District No. 24J,
	0.00%, 6/15/27	$ 4,941,746
9,970	Salem-Keizer, OR, School District No. 24J,
	0.00%, 6/15/28	4,129,973
36,300	San Francisco, CA, Bay Area Rapid Transit District,
	(Election of 2004), 4.75%, 8/1/37(2)	36,939,062
57,400	Santa Clara County, CA, (Election of 2008),
	5.00%, 8/1/39(2)(3)	60,121,621
76,095	Texas, (Transportation Commission-Mobility Fund),
	4.50%, 4/1/32	76,272,301
115,000	Texas, (Transportation Commission-Mobility Fund),
	4.50%, 4/1/33(2)	114,105,300

		$ 697,875,569

Health Care-Miscellaneous — 0.1%

$ 797	Osceola County, FL, Industrial Development Authority,
	(Community Provider Pooled Loan), 7.75%, 7/1/17	$ 796,936
1,169	Tax Revenue Exempt Securities Trust, Community
Health Provider, (Pooled Loan Program Various States
	Trust Certificates), 5.50%, 12/1/36(5)	1,196,146
1,250	Tax Revenue Exempt Securities Trust, Community
Health Provider, (Pooled Loan Program Various States
	Trust Certificates), 5.875%, 12/1/36(5)	1,280,396

		$ 3,273,478

Hospital — 15.4%

$ 34,260	Alabama Special Care Facilities Financing Authority,
	(Ascension Health), 5.00%, 11/15/39(2)	$ 34,488,514
6,125	Allegheny County, PA, Hospital Development Authority,
	(University of Pittsburgh Medical Center),
	5.375%, 8/15/29	6,253,441
16,640	Allegheny County, PA, Hospital Development Authority,
	(University of Pittsburgh Medical Center),
	5.50%, 8/15/34	16,894,426
18,600	California Health Facilities Financing Authority, (Catholic
	Healthcare West), 5.625%, 7/1/32	18,923,268
36,700	California Health Facilities Financing Authority,
	(Providence Health System), 5.50%, 10/1/39(2)(3)	38,272,045
49,110	California Health Facilities Financing Authority, (Sutter
	Health), 5.25%, 11/15/46	46,487,035
11,000	California Statewide Communities Development
	Authority, (Huntington Memorial Hospital),
	5.00%, 7/1/35	10,338,790
10,670	California Statewide Communities Development
	Authority, (John Muir Health), 5.00%, 7/1/29	10,475,166
7,145	California Statewide Communities Development
	Authority, (John Muir Health), 5.00%, 8/15/36	6,812,686
19,785	California Statewide Communities Development
	Authority, (John Muir Health), 5.125%, 7/1/39	19,072,146

Principal Amount
(000’s omitted)	Security	Value

Hospital (continued)
$ 68,805	California Statewide Communities Development
	Authority, (Kaiser Permanente), 5.00%, 3/1/41	$ 64,198,505
59,525	California Statewide Communities Development
	Authority, (Sutter Health), 5.25%, 11/15/48	56,205,886
5,095	Camden County, NJ, Improvement Authority,
	(Cooper Health System), 5.00%, 2/15/25	4,551,771
12,725	Camden County, NJ, Improvement Authority,
	(Cooper Health System), 5.00%, 2/15/35	10,480,437
14,320	Camden County, NJ, Improvement Authority,
	(Cooper Health System), 5.25%, 2/15/27	12,935,686
11,665	Colorado Health Facilities Authority,
	(Catholic Health Initiatives), 4.50%, 9/1/38	10,935,938
49,020	Fairfax County, VA, Industrial Development Authority,
	(Inova Health System), 5.50%, 5/15/35(2)	51,454,333
42,470	Highlands County, FL, Health Facilities Authority,
	(Adventist Health System), 5.25%, 11/15/36	42,585,094
53,260	Illinois Finance Authority, (Provena Healthcare),
	7.75%, 8/15/34	60,066,095
35,300	Maryland Health and Higher Educational Facilities
	Authority, (MedStar Health), 4.75%, 5/15/42	31,717,403
18,900	Michigan Hospital Finance Authority, (Henry Ford
	Health System), 5.25%, 11/15/46	16,924,572
20,655	Michigan Hospital Finance Authority,
	(McLaren Healthcare), 5.00%, 8/1/35	19,170,938
54,300	New York Dormitory Authority, (Memorial
	Sloan-Kettering Cancer Center), 5.00%, 7/1/36(2)	55,287,988
12,795	New York Dormitory Authority, (NYU Hospital Center),
	5.625%, 7/1/37	12,609,600
4,000	Oneida County, NY, Industrial Development Agency,
	(Elizabeth Medical Center), 6.00%, 12/1/29	3,783,560
4,065	Orange County, FL, Health Facilities Authority,
	(Orlando Health, Inc.), 5.125%, 10/1/26	4,011,586
4,150	Orange County, FL, Health Facilities Authority,
	(Orlando Health, Inc.), 5.375%, 10/1/23	4,247,650
41,400	Orange County, FL, Health Facilities Authority,
	(Orlando Health, Inc.), 5.375%, 10/1/41	40,690,404
63,000	South Miami, FL, Health Facilities Authority,
	(Baptist Health), 5.00%, 8/15/37(2)	61,439,490
75,000	South Miami, FL, Health Facilities Authority,
	(Baptist Health), 5.00%, 8/15/42(2)	72,094,500
23,690	Sullivan County, TN, Health, Educational and Facilities
	Board, (Wellmont Health System), Variable Rate,
	5.44%, 9/1/32(13)	21,636,551
16,675	Washington Township Health Care District,
	6.25%, 7/1/39	17,435,213
10,480	West Virginia Hospital Finance Authority,
	(United Health System), 5.50%, 6/1/34	10,409,889
6,685	West Virginia Hospital Finance Authority,
	(United Health System), 5.50%, 6/1/39	6,693,958

S e e notes to financ ial statem e nts
6

Eaton Vance National Municipal Income Fund as of March 31, 2010

PORTFOLIO OF INVESTMENTS (Unaudited) CONT’D

Principal Amount
(000’s omitted)	Security	Value

Hospital (continued)
$ 8,475	Wisconsin Health and Educational Facilities Authority,
	(Wheaton Franciscan Healthcare), 5.125%, 8/15/30	$ 7,563,344
8,865	Wisconsin Health and Educational Facilities Authority,
	(Wheaton Franciscan Healthcare), 5.25%, 8/15/31	7,941,888
		$ 915,089,796

Housing — 4.6%
$ 6,540	Arkansas Development Finance Authority, MFMR,
	(Park Apartments), (AMT), 5.95%, 12/1/28	$ 4,173,632
22,350	California Housing Finance Agency, (AMT),
	4.75%, 8/1/42	18,271,796
35,320	California Housing Finance Agency, (AMT),
	5.60%, 8/1/38	33,773,337
8,215	Lake Creek, CO, (Affordable Housing Corp.),
	6.25%, 12/1/23	8,206,621
14,375	New Hampshire Housing Finance Authority, Multi-
	Family Housing, (AMT), 6.20%, 7/1/36	11,765,219
26,130	New Jersey Housing and Mortgage Finance Agency,
	Single Family Housing, (AMT), 4.625%, 10/1/27	25,472,047
10,640	Texas Student Housing Corp., (University of Northern
	Texas), 6.85%, 7/1/31	7,751,134
22,005	Virginia Housing Development Authority, (AMT),
	4.90%, 1/1/33	22,033,606
23,335	Virginia Housing Development Authority, (AMT),
	5.20%, 10/1/26(2)	24,159,192
26,900	Virginia Housing Development Authority, (AMT),
	5.30%, 7/1/35	27,506,595
40,250	Virginia Housing Development Authority, (AMT),
	5.875%, 7/1/35	42,179,182
6,940	Virginia Housing Development Authority, (AMT),
	Variable Rate, 31.756%, 10/1/35(5)(6)(7)	7,990,577
18,345	Virginia Housing Development Authority, Series A,
	(AMT), 5.10%, 10/1/35	18,595,409
18,750	Virginia Housing Development Authority, Series A1,
	(AMT), 5.10%, 10/1/35	19,005,937
		$ 270,884,284

Industrial Development Revenue — 8.6%
$ 6,365	Austin, TX, (CargoPort Development LLC), (AMT),
	8.30%, 10/1/21	$ 6,162,147
1,980	Broward County, FL, (Lynxs CargoPort), (AMT),
	6.75%, 6/1/19	1,745,449
2,460	Capital Trust Agency, FL, (Fort Lauderdale Project),
	(AMT), 5.75%, 1/1/32	2,075,379
14,360	Denver, CO, City and County Special Facilities,
	(United Airlines), (AMT), 5.25%, 10/1/32	11,157,002
37,970	Denver, CO, City and County Special Facilities,
	(United Airlines), (AMT), 5.75%, 10/1/32	31,586,863

Principal Amount
(000’s omitted)	Security	Value

Industrial Development Revenue (continued)
$ 5,050	Hardeman County, TN, (Correctional Facilities Corp.),
	7.75%, 8/1/17	$ 4,757,858
10	Hawaii Department of Transportation Special Facilities,
	(Continental Airlines), (AMT), 7.00%, 6/1/20	9,786
40,000	Houston, TX, Airport System, (Continental Airlines),
	(AMT), 6.75%, 7/1/29	39,444,000
60,000	Liberty Development Corp., NY, (Goldman Sachs
	Group, Inc.), 5.25%, 10/1/35	60,760,800
49,635	Liberty Development Corp., NY, (Goldman Sachs
	Group, Inc.), 5.50%, 10/1/37(8)	52,099,874
200	Lowndes County, MS, (Weyerhaeuser),
	6.80%, 4/1/22	212,668
175	Mississippi Business Finance Corp., (Air Cargo), (AMT),
	7.25%, 7/1/34	144,081
5,025	New Jersey Economic Development Authority,
	(American Airlines, Inc.), (AMT), 7.10%, 11/1/31	4,142,711
18,820	New Jersey Economic Development Authority,
	(Continental Airlines), (AMT), 6.25%, 9/15/29	17,615,332
4,950	New Jersey Economic Development Authority,
	(Continental Airlines), (AMT), 9.00%, 6/1/33	5,247,099
53,150	New Jersey Economic Development Authority, (New
	Jersey American Water Co.), (AMT),
	5.70%, 10/1/39	53,467,306
36,000	New York, NY, Industrial Development Agency,
	(American Airlines, Inc. - JFK International Airport),
	(AMT), 7.625%, 8/1/25	36,469,440
3,000	New York, NY, Industrial Development Agency,
	(American Airlines, Inc. - JFK International Airport),
	(AMT), 7.75%, 8/1/31	3,037,050
10,000	New York, NY, Industrial Development Agency,
	(American Airlines, Inc. - JFK International Airport),
	(AMT), 8.00%, 8/1/12	10,211,600
12,000	New York, NY, Industrial Development Agency,
	(American Airlines, Inc. - JFK International Airport),
	(AMT), 8.00%, 8/1/28	12,400,080
12,500	New York, NY, Industrial Development Agency,
	(American Airlines, Inc. - JFK International Airport),
	(AMT), 8.50%, 8/1/28	12,859,500
149,105	St. John Baptist Parish, LA, (Marathon Oil Corp.),
	5.125%, 6/1/37	140,614,961
1,600	Virgin Islands Public Finance Authority, (HOVENSA
	LLC), (AMT), 4.70%, 7/1/22	1,436,256
300	Warren County, MS, (International Paper), (AMT),
	6.70%, 8/1/18	303,294

		$ 507,960,536

Insured-Bond Bank — 0.0%

$ 435	Mississippi Development Bank, (Capital Projects),
	(AMBAC), 5.00%, 7/1/24	$ 421,097

		$ 421,097

S e e notes to financ ial statem e nts
7

Eaton Vance National Municipal Income Fund as of March 31, 2010

PORTFOLIO OF INVESTMENTS (Unaudited) CONT’D

Principal Amount
(000’s omitted)	Security	Value

Insured-Education — 0.1%
$ 9,145	Broward County, FL, Educational Facilities Authority,
	(Nova Southeastern University), (AGC),
	4.50%, 4/1/36	$ 8,508,874
		$ 8,508,874

Insured-Electric Utilities — 2.5%
$ 20,000	California Pollution Control Financing Authority, (Pacific
	Gas and Electric Co.), (FGIC), (AMT),
	4.75%, 12/1/23	$ 19,394,200
49,815	Hawaii Department of Budget and Finance, (Hawaiian
	Electric Co.), (FGIC), (AMT), 4.60%, 5/1/26	45,176,227
40,660	Long Island, NY, Power Authority, (BHAC),
	5.50%, 5/1/33	44,455,205
38,190	Matagorda County, TX, Navigation District No. 1, (AEP
	Texas Central Co.), (NPFG), (AMT), 5.20%, 5/1/30	36,581,819
		$ 145,607,451

Insured-General Obligations — 5.2%
$ 5,000	California, (AGC), 4.75%, 9/1/35	$ 4,666,450
8,485	California, (AGM), 3.25%, 12/1/28	6,384,708
23,610	Clark County, NV, (AMBAC), (BHAC),
	3.50%, 11/1/27	20,398,096
92,810	District of Columbia, (FGIC), (NPFG), 4.50%, 6/1/37	89,834,511
70,675	District of Columbia, (FGIC), (NPFG), 4.75%, 6/1/33	71,054,525
12,250	Frisco, TX, Independent School District, (AGM),
	(PSF Guranteed), 3.75%, 8/15/38(4)	10,758,685
4,425	Geary County, KS, Unified School District No. 475,
	(NPFG), 3.00%, 9/1/26	3,566,506
13,625	Kendall Kane and Will Counties, IL, Community Unit
	School District No. 308, (AGM), 0.00%, 2/1/21	8,235,222
51,625	Los Angeles, CA, Unified School District, (Election of
	2005), (AGM), 4.75%, 7/1/32(2)	50,103,095
7,055	Montgomery County, TX, (Municipal Utility District No.
	46 Waterworks and Sewer), (AMBAC),
	4.00%, 3/1/30	6,463,368
10,655	San Juan, CA, Unified School District, (AGM),
	0.00%, 8/1/24	4,697,683
31,565	Texas, (Transportation Commission-Mobility Fund),
	(FGIC), (NPFG), 4.50%, 4/1/35	31,424,220
		$ 307,587,069

Insured-Hospital — 1.0%
$ 110	Hinds County, MS, (Mississippi Methodist Hospital),
	(AMBAC), 5.60%, 5/1/12	$ 111,859
1,305	Maryland Health and Higher Educational Facilities
	Authority, (Lifebridge Health), (AGC), 4.75%, 7/1/42	1,296,374

Principal Amount
(000’s omitted)	Security	Value

Insured-Hospital (continued)
$ 38,800	Maryland Health and Higher Educational Facilities
	Authority, (Lifebridge Health), (AGC),
	4.75%, 7/1/47(2)	$ 37,761,324
4,675	Medford, OR, Hospital Facilities Authority, (Asante
	Health System), (AGM), 4.75%, 8/15/36	4,541,903
12,000	Medford, OR, Hospital Facilities Authority, (Asante
	Health System), (AGM), 5.50%, 8/15/28	12,851,520
6	Osceola County, FL, Industrial Development Authority,
Community Provider Pooled Loan-93 Program, (AGM),
	7.75%, 7/1/10	6,035
5,000	Wisconsin Health and Educational Facilities Authority,
	(Ministry Health Care), (NPFG), 5.125%, 2/15/22	5,005,650
		$ 61,574,665

Insured-Housing — 0.2%
$ 3,000	Florida Housing Finance Authority, (Brittany of
	Rosemont), (AMBAC), (AMT), 6.875%, 8/1/26	$ 3,004,440
10,000	Rhode Island Housing and Mortgage Finance Corp.,
	(Rental Housing Program), (AGM), (AMT),
	5.50%, 10/1/49	10,144,900
		$ 13,149,340

Insured-Lease Revenue / Certificates of
Participation — 1.3%
$ 83,305	Hudson Yards, NY, Infrastructure Corp., (NPFG),
	4.50%, 2/15/47	$ 72,217,104
1,750	Jackson County, MO, (Harry S. Truman Sports
	Complex), (AMBAC), 4.50%, 12/1/31	1,721,335
250	Puerto Rico Public Finance Corp., (AMBAC),
	Escrowed to Maturity, 5.50%, 8/1/27	300,215
		$ 74,238,654

Insured-Other Revenue — 5.0%
$ 89,160	Golden State Tobacco Securitization Corp., CA, (AGC),
	5.00%, 6/1/45	$ 82,250,100
46,605	Golden State Tobacco Securitization Corp., CA, (AGM),
	0.00%, 6/1/25	19,113,643
50,700	Golden State Tobacco Securitization Corp., CA, (AGM),
	0.00%, 6/1/26	19,349,148
68,155	Harris County-Houston, TX, Sports Authority, (NPFG),
	0.00%, 11/15/34	12,554,833
25,000	Harris County-Houston, TX, Sports Authority, (NPFG),
	0.00%, 11/15/41	2,597,750
1,535	Massachusetts Development Finance Agency, (WGBH
	Educational Foundation), (AGC), 4.50%, 1/1/39	1,503,364
11,725	New York, NY, Industrial Development Agency,
	(Queens Baseball Stadium), (AGC), 6.375%, 1/1/39	12,863,849
6,085	New York, NY, Industrial Development Agency,
	(Queens Baseball Stadium), (AGC), 6.50%, 1/1/46	6,702,262

S e e notes to financ ial statem e nts
8

Eaton Vance National Municipal Income Fund as of March 31, 2010

PORTFOLIO OF INVESTMENTS (Unaudited) CONT’D

Principal Amount
(000’s omitted)	Security	Value

Insured-Other Revenue (continued)
$ 50,000	New York, NY, Industrial Development Agency,
	(Yankee Stadium), (AGC), 7.00%, 3/1/49	$ 57,571,500
53,135	New York, NY, Industrial Development Agency,
	(Yankee Stadium), (NPFG), 4.75%, 3/1/46	48,060,607
36,470	New York, NY, Transitional Finance Authority, (FGIC),
	(NPFG), 4.25%, 1/15/34	34,664,006
		$ 297,231,062

Insured-Ports — 0.5%
$ 36,915	Alabama State Dock Authority, (NPFG), (AMT),
	4.50%, 10/1/36	$ 30,073,912
		$ 30,073,912

Insured-Special Tax Revenue — 7.8%
$ 17,105	Baldwin County, AL, Board of Education, (AMBAC),
	4.50%, 7/1/37	$ 16,303,289
13,305	Illinois Sports Facility Authority, (AMBAC),
	0.00%, 6/15/23	6,703,591
31,010	Illinois Sports Facility Authority, (AMBAC),
	0.00%, 6/15/24	14,637,960
9,500	Illinois Sports Facility Authority, (AMBAC),
	0.00%, 6/15/25	4,206,505
37,080	Louisiana Gas and Fuels Tax, (FGIC), (NPFG),
	4.50%, 5/1/41	36,168,944
945	Massachusetts Bay Transportation Authority, (NPFG),
	4.00%, 7/1/33	890,927
10,000	Massachusetts, Special Obligation, Dedicated Tax
	Revenue, (FGIC) (NPFG), 5.50%, 1/1/29	11,325,000
6,000	Massachusetts, Special Obligation, Dedicated Tax
	Revenue, (FGIC), (NPFG), 5.50%, 1/1/30	6,787,680
14,715	Metropolitan Pier and Exposition Authority, IL,
	(McCormick Place Expansion), (NPFG),
	0.00%, 12/15/24	6,625,870
106,655	Metropolitan Pier and Exposition Authority, IL,
	(McCormick Place Expansion), (NPFG),
	0.00%, 12/15/32	27,986,272
84,310	Miami-Dade County, FL, Professional Sports Franchise
	Facilities, (AGC), 0.00%, 10/1/35	17,990,911
218,400	Miami-Dade County, FL, Professional Sports Franchise
	Facilities, (AGC), 0.00%, 10/1/44	25,354,056
156,345	Miami-Dade County, FL, Professional Sports Franchise
	Facilities, (AGC), 0.00%, 10/1/45	16,935,290
70,970	Miami-Dade County, FL, Professional Sports Franchise
	Facilities, (AGC), 0.00%, 10/1/48	6,170,132
189,025	Miami-Dade County, FL, Professional Sports Franchise
	Facilities, (AGC), 0.00%, 4/1/49	15,817,612
29,200	New York Convention Center Development Corp., Hotel
	Occupancy Tax, (AMBAC), 4.75%, 11/15/45	27,482,164
5,905	New York Urban Development Corp., Personal Income
	Tax, (NPFG), 4.50%, 3/15/37	5,912,736

Principal Amount
(000’s omitted)	Security	Value

Insured-Special Tax Revenue (continued)
$ 615	Opa-Locka, FL, Capital Improvement, (FGIC), (NPFG),
	7.00%, 1/1/14	$ 617,921
1,729,830	Puerto Rico Sales Tax Financing Corp., (AMBAC),
	0.00%, 8/1/54	103,115,166
156,820	Puerto Rico Sales Tax Financing Corp., (NPFG),
	0.00%, 8/1/44	19,108,517
311,055	Puerto Rico Sales Tax Financing Corp., (NPFG),
	0.00%, 8/1/45	35,220,758
248,550	Puerto Rico Sales Tax Financing Corp., (NPFG),
	0.00%, 8/1/46	26,045,555
5,900	Regional Transportation Authority, LA, (FGIC), (NPFG),
	0.00%, 12/1/15	4,510,432
9,300	Regional Transportation Authority, LA, (FGIC), (NPFG),
	0.00%, 12/1/21	4,715,472
31,935	San Jose, CA, Redevelopment Agency, (Merged Area
	Redevelopment Project), (XLCA), 4.25%, 8/1/36	23,800,836
		$ 464,433,596

Insured-Student Loan — 2.0%
$ 61,620	Massachusetts Educational Financing Authority, (AGC),
	(AMT), 6.35%, 1/1/30	$ 62,857,329
9,435	Massachusetts Educational Financing Authority,
	(AMBAC), (AMT), 4.70%, 1/1/27	8,673,124
50,190	Massachusetts Educational Financing Authority,
	(AMBAC), (AMT), 4.70%, 1/1/33	43,315,978
6,150	New Jersey Higher Education Assistance Authority,
	(AGC), (AMT), 6.125%, 6/1/30	6,490,587
		$ 121,337,018

Insured-Transportation — 9.1%
$ 40,910	Chicago, IL, (O’Hare International Airport), (AGM),
	4.50%, 1/1/38	$ 39,278,509
9,895	Chicago, IL, (O’Hare International Airport), (AGM),
	(AMT), 5.25%, 1/1/30	9,846,020
10,000	Chicago, IL, (O’Hare International Airport), (AMBAC),
	(AMT), 5.375%, 1/1/32	9,792,000
45,785	Clark County, NV, Airport Authority, (FGIC), (NPFG),
	5.00%, 7/1/36	45,122,949
18,150	Dallas-Fort Worth, TX, International Airport, (AGM),
	(AMBAC), 5.00%, 11/1/32	18,149,274
13,335	E-470 Public Highway Authority, CO, (NPFG),
	0.00%, 9/1/37	1,947,310
22,385	E-470 Public Highway Authority, CO, (NPFG),
	0.00%, 9/1/38	3,017,498
57,355	Metropolitan Transportation Authority, NY, (AGC),
	4.50%, 11/15/38	56,624,297
7,620	Miami-Dade County, FL, (Miami International Airport),
	(AGC), (CIFG), (AMT), 5.00%, 10/1/38	7,210,958

S e e notes to financ ial statem e nts
9

Eaton Vance National Municipal Income Fund as of March 31, 2010

PORTFOLIO OF INVESTMENTS (Unaudited) CONT’D

Principal Amount
(000’s omitted)	Security	Value

Insured-Transportation (continued)
$ 52,480	Miami-Dade County, FL, (Miami International Airport),
	(AGM), (AMT), 5.25%, 10/1/41	$ 51,372,147
104,265	North Texas Tollway Authority, (AGC),
	0.00%, 1/1/33	28,020,176
58,690	North Texas Tollway Authority, (AGC),
	0.00%, 1/1/42	43,896,012
27,420	North Texas Tollway Authority, (BHAC),
	5.75%, 1/1/48	28,950,859
26,520	Port Authority of New York and New Jersey, (AGC),
	(AMT), 4.50%, 9/1/35	25,134,330
20,745	Port Authority of New York and New Jersey, (AGM),
	(AMT), 4.25%, 12/1/32	18,596,025
13,575	Port Authority of New York and New Jersey, (AGM),
	(AMT), 4.50%, 12/1/36	12,809,370
1,180	Puerto Rico Highway and Transportation Authority,
	(AGC), (CIFG), 5.25%, 7/1/41(2)	1,214,946
39,705	San Jose, CA, Airport, (AGM), (AMBAC), (BHAC),
	(AMT), 5.00%, 3/1/37	39,412,771
21,420	San Jose, CA, Airport, (AGM), (AMBAC), (BHAC),
	(AMT), 6.00%, 3/1/47(3)	22,654,649
15,270	Tampa-Hillsborough County, FL, Expressway Authority,
	(AMBAC), 4.00%, 7/1/34	13,087,306
46,300	Texas Turnpike Authority, (Central Texas Turnpike
	System), (AMBAC), 0.00%, 8/15/22	22,142,049
39,980	Texas Turnpike Authority, (Central Texas Turnpike
	System), (AMBAC), 5.75%, 8/15/38	40,506,537
		$ 538,785,992

Insured-Water and Sewer — 2.3%
$ 10,445	Castaic Lake, CA, Water Agency, Certificates of
Participation, (Water System Improvements), (AMBAC),
	0.00%, 8/1/21	$ 5,639,987
150	Gautier, MS, Utility District, (FGIC), (NPFG),
	5.125%, 3/1/19	152,275
36,655	Louisville and Jefferson County, KY, Metropolitan Sewer
	District and Drainage System, (AGC),
	4.25%, 5/15/38	35,627,194
14,205	Massachusetts Water Resources Authority, (AGM),
	5.25%, 8/1/35	15,920,396
42,630	New York, NY, Municipal Finance Authority, (AGM),
	(BHAC), 4.25%, 6/15/39	42,120,998
18,325	New York, NY, Municipal Finance Authority, (FGIC),
	(NPFG), 4.50%, 6/15/39	18,118,111
19,670	Spartanburg, SC, Sanitation Sewer District, (NPFG),
	4.00%, 3/1/40	16,314,691
		$ 133,893,652

Principal Amount
(000’s omitted)	Security	Value

Lease Revenue / Certificates of Participation — 0.7%
$ 38,660	Mohave County, AZ, Industrial Development Authority,
	(Mohave Prison LLC), 8.00%, 5/1/25	$ 43,993,534
		$ 43,993,534

Nursing Home — 0.8%
$ 8,775	Hillsborough County, FL, Industrial Development
	Authority, (Tampa Bay Retirement Center),
	8.00%, 6/1/25	$ 7,707,872
11,955	Massachusetts Industrial Finance Agency, (Age Institute
	of Massachusetts), 8.05%, 11/1/25	11,965,401
10,960	Mississippi Business Finance Corp., (Magnolia
	Healthcare), 7.99%, 7/1/25	9,200,811
9,685	Montgomery County, PA, Industrial Development
	Authority, (Advancement of Geriatric Health Care
	Institute), 8.375%, 7/1/23	9,693,813
3,500	Orange County, FL, Health Facilities Authority,
	(Westminster Community Care), 6.60%, 4/1/24	3,463,530
3,500	Orange County, FL, Health Facilities Authority,
	(Westminster Community Care), 6.75%, 4/1/34	3,350,130
1,915	Westmoreland County, PA, Industrial Development
	Authority, (Highland Health Systems, Inc.),
	9.25%, 6/1/22	1,607,987
		$ 46,989,544

Other Revenue — 8.9%
$ 15,450	Brooklyn, NY, Arena Local Development Corp.,
	(Barclays Center), 0.00%, 7/15/32	$ 3,761,612
21,365	Brooklyn, NY, Arena Local Development Corp.,
	(Barclays Center), 0.00%, 7/15/33	4,773,368
12,345	Brooklyn, NY, Arena Local Development Corp.,
	(Barclays Center), 0.00%, 7/15/34	2,586,154
5,470	Brooklyn, NY, Arena Local Development Corp.,
	(Barclays Center), 0.00%, 7/15/35	1,074,472
12,735	Brooklyn, NY, Arena Local Development Corp.,
	(Barclays Center), 6.00%, 7/15/30	13,098,202
14,295	Brooklyn, NY, Arena Local Development Corp.,
	(Barclays Center), 6.25%, 7/15/40	14,799,042
7,785	Brooklyn, NY, Arena Local Development Corp.,
	(Barclays Center), 6.375%, 7/15/43	8,059,032
762,795	Buckeye Tobacco Settlement Financing Authority, OH,
	0.00%, 6/1/47	27,338,573
6,800	Children’s Trust Fund, PR, Tobacco Settlement,
	0.00%, 5/15/50	254,320
2,195	Children’s Trust Fund, PR, Tobacco Settlement,
	0.00%, 5/15/55	42,056
79,230	Golden State Tobacco Securitization Corp., CA,
	5.00%, 6/1/45	67,976,963
33,100	Golden State Tobacco Securitization Corp., CA,
	5.75%, 6/1/47	23,449,364
10,000	Main Street National Gas, Inc., GA, 5.50%, 9/15/28	9,953,800

S e e notes to financ ial statem e nts
10

Eaton Vance National Municipal Income Fund as of March 31, 2010

PORTFOLIO OF INVESTMENTS (Unaudited) CONT’D

Principal Amount
(000’s omitted)	Security	Value

Other Revenue (continued)
$ 40,855	Michigan Tobacco Settlement Finance Authority,
	6.00%, 6/1/48	$ 31,691,632
27,650	Michigan Tobacco Settlement Finance Authority,
	6.875%, 6/1/42	24,764,999
69,800	New York, NY, Transitional Finance Authority, (Building
	Aid), 4.50%, 1/15/38	68,065,470
12,000	Non-Profit Preferred Funding Trust, Various States,
	4.47%, 9/15/37(5)	9,290,760
19,000	Non-Profit Preferred Funding Trust, Various States,
	4.72%, 9/15/37(5)	14,077,480
21,350	Northern Tobacco Securitization Corp., AK,
	0.00%, 6/1/46	928,298
20,625	Salt Verde Financial Corp., AZ, Senior Gas Revenue,
	5.00%, 12/1/37	18,030,994
1,000	Seminole Tribe, FL, 5.25%, 10/1/27(5)	903,960
2,100	Seminole Tribe, FL, 5.75%, 10/1/22(5)	2,048,886
23,300	Silicon Valley Tobacco Securitization Authority, CA,
	0.00%, 6/1/36	2,374,969
15,000	Silicon Valley Tobacco Securitization Authority, CA,
	0.00%, 6/1/41	976,500
27,555	Silicon Valley Tobacco Securitization Authority, CA,
	Class A, 0.00%, 6/1/47	1,060,316
14,000	Silicon Valley Tobacco Securitization Authority, CA,
	Class B, 0.00%, 6/1/47	538,720
5,000	Tennessee Energy Acquisition Corp., Gas Revenue,
	5.00%, 2/1/20	4,983,150
9,750	Tennessee Energy Acquisition Corp., Gas Revenue,
	5.00%, 2/1/22	9,648,990
59,320	Texas Municipal Gas Acquisition and Supply Corp.,
	5.625%, 12/15/17	63,792,728
55,270	Texas Municipal Gas Acquisition and Supply Corp.,
	6.25%, 12/15/26	60,200,637
32,000	Tobacco Settlement Financing Corp., NJ,
	5.00%, 6/1/41	20,702,080
102,710	Tobacco Settlement Financing Corp., VA,
	0.00%, 6/1/47	3,923,522
13,070	Tobacco Settlement Financing Corp., VA,
	5.00%, 6/1/47	8,807,742
1,775	Tobacco Settlement Management Authority, SC,
	Escrowed to Maturity, 6.375%, 5/15/30	2,135,627
		$ 526,114,418

Pooled Loans — 0.4%
$ 25,530	Rickenbacker Port Authority, OH, Oasbo Expanded
	Asset Pool Loan, 5.375%, 1/1/32	$ 26,478,184
		$ 26,478,184

Principal Amount
(000’s omitted)	Security	Value

Senior Living / Life Care — 0.6%
$ 6,035	Arizona Health Facilities Authority, (Care Institute, Inc. -
	Mesa), 7.625%, 1/1/26(9)	$ 4,037,596
9,345	New Jersey Economic Development Authority,
	(Forsgate), (AMT), 8.625%, 6/1/25(10)	6,352,170
16,435	North Miami, FL, Health Care Facilities Authority,
	(Imperial Club), 6.125%, 1/1/42(10)	9,118,138
1,750	Plantation Health Facilities Authority, FL, (Covenant
	Village of Florida), 5.125%, 12/1/22	1,673,630
7,915	Roseville, MN, Elder Care Facility, (Care Institute, Inc. -
	Roseville), 7.75%, 11/1/23(9)	5,665,161
12,140	St. Paul, MN, Housing and Redevelopment Authority,
	(Care Institute, Inc. - Highland), 8.75%, 11/1/24(9)	9,452,083
		$ 36,298,778

Special Tax Revenue — 1.6%
$ 215	Covington Park, FL, Community Development District,
	(Capital Improvements), 5.00%, 5/1/21	$ 214,809
1,180	Covington Park, FL, Community Development District,
	(Capital Improvements), 5.00%, 5/1/31	1,079,334
12,705	Denver, CO, Urban Renewal Authority,
	8.00%, 12/1/24	11,964,552
405	Dupree Lakes, FL, Community Development District,
	5.00%, 11/1/10	353,707
530	Dupree Lakes, FL, Community Development District,
	5.00%, 5/1/12	389,603
970	Dupree Lakes, FL, Community Development District,
	5.375%, 5/1/37	717,490
940	Fish Hawk, FL, Community Development District,
	6.125%, 5/1/34	864,227
220	Gateway Services, FL, Community Development
	District, 6.50%, 5/1/33	203,469
630	Heritage Harbor South, FL, Community Development
	District, (Capital Improvements), 6.20%, 5/1/35	609,745
455	Heritage Harbor South, FL, Community Development
	District, (Capital Improvements), 6.50%, 5/1/34	455,610
1,175	Heritage Springs, FL, Community Development District,
	5.25%, 5/1/26	1,023,378
180	Longleaf, FL, Community Development District,
	6.20%, 5/1/09(11)	89,604
28,830	Massachusetts Bay Transportation Authority,
	5.25%, 7/1/34	31,055,676
880	New River, FL, Community Development District,
	(Capital Improvements), 5.00%, 5/1/13	351,648
355	New River, FL, Community Development District,
	(Capital Improvements), 5.35%, 5/1/38	142,774
1,105	North Springs, FL, Improvement District, (Heron Bay),
	5.20%, 5/1/27	721,543
476,395	Puerto Rico Sales Tax Financing Corp.,
	0.00%, 8/1/56	24,972,626
7,870	Puerto Rico Sales Tax Financing Corp.,
	5.25%, 8/1/57	7,813,572

S e e notes to financ ial statem e nts
11

Eaton Vance National Municipal Income Fund as of March 31, 2010

PORTFOLIO OF INVESTMENTS (Unaudited) CONT’D

Principal Amount
(000’s omitted)	Security	Value

Special Tax Revenue (continued)
$ 2,210	River Hall, FL, Community Development District,
	(Capital Improvements), 5.45%, 5/1/36	$ 1,067,784
930	Southern Hills Plantation I, FL, Community
	Development District, 5.80%, 5/1/35	474,811
1,670	Sterling Hill, FL, Community Development District,
	6.20%, 5/1/35	1,525,812
5,725	University Square, FL, Community Development District,
	6.75%, 5/1/20	5,733,988
		$ 91,825,762

Student Loan — 0.5%
$ 14,800	Iowa Student Loan Liquidity Corp., 5.25%, 12/1/22	$ 15,024,220
14,470	Iowa Student Loan Liquidity Corp., 5.50%, 12/1/27	14,533,379
		$ 29,557,599

Transportation — 10.6%
$ 2,345	Florida Mid-Bay Bridge Authority, 6.10%, 10/1/22	$ 2,198,883
16,215	Los Angeles, CA, Department of Airports, (Los Angeles
	International Airport), 5.00%, 5/15/35(12)	16,550,002
19,475	Metropolitan Transportation Authority, NY,
	6.25%, 11/15/23	22,698,502
5,225	Miami-Dade County, FL, (Miami International Airport),
	5.375%, 10/1/35	5,298,254
54,610	Miami-Dade County, FL, (Miami International Airport),
	5.50%, 10/1/36	55,661,789
170,330	New Jersey Transportation Trust Fund Authority,
	(Transportation System), 0.00%, 12/15/35	38,572,932
91,425	New Jersey Transportation Trust Fund Authority,
	(Transportation System), 0.00%, 12/15/36	19,450,669
168,580	New Jersey Transportation Trust Fund Authority,
	(Transportation System), 2008 series A,
	0.00%, 12/15/38	31,851,505
108,655	New Jersey Transportation Trust Fund Authority,
	(Transportation System), 2009 series A,
	0.00%, 12/15/38	20,471,689
55,250	New Jersey Transportation Trust Fund Authority,
	(Transportation System), 5.875%, 12/15/38	60,376,647
42,000	New Jersey Turnpike Authority, 5.00%, 1/1/35	43,438,500
66,265	North Texas Tollway Authority, 5.75%, 1/1/38	68,007,107
20,500	Orlando-Orange County, FL, Expressway Authority,
	5.00%, 7/1/35	20,810,780
24,500	Orlando-Orange County, FL, Expressway Authority,
	5.00%, 7/1/40	24,811,885
13,285	Pennsylvania Turnpike Commission, 5.50%, 12/1/41	13,840,047
101,490	Port Authority of New York and New Jersey, (AMT),
	4.75%, 4/15/37(2)	99,074,538
28,890	Port Authority of New York and New Jersey, (AMT),
	5.25%, 9/15/23(2)	29,837,207

Principal Amount
(000’s omitted)	Security	Value

Transportation (continued)
$ 13,860	Texas Private Activity Bond Surface Transportation
Corp., (North Tarrant Express Managed Lanes Project),
	6.875%, 12/31/39	$ 14,469,147
38,980	Triborough Bridge and Tunnel Authority, NY,
	5.25%, 11/15/34(2)	41,709,574
		$ 629,129,657

Water and Sewer — 3.0%
$ 27,660	Massachusetts Water Resources Authority,
	4.00%, 8/1/46	$ 23,656,492
34,800	Metropolitan Water District of Southern California,
	(Waterworks Revenue Authorization),
	5.00%, 7/1/37(2)	36,246,288
12,380	New York, NY, Municipal Water Finance Authority,
	(Water and Sewer System), 4.50%, 6/15/32	12,310,424
6,360	New York, NY, Municipal Water Finance Authority,
	(Water and Sewer System), 4.50%, 6/15/38	6,289,404
10,065	New York, NY, Municipal Water Finance Authority,
	(Water and Sewer System), 5.00%, 6/15/31	10,615,858
39,990	New York, NY, Municipal Water Finance Authority,
	(Water and Sewer System), 5.25%, 6/15/40(2)	42,787,700
42,030	New York, NY, Municipal Water Finance Authority,
	(Water and Sewer System), 5.75%, 6/15/40(2)	47,316,954
		$ 179,223,120

Total Tax-Exempt Investments — 114.1%
(identified cost $6,918,509,918)		$6,763,117,297

Short-Term Investments — 0.9%

Principal Amount
(000’s omitted)	Description	Value
$ 51,671	State Street Bank and Trust Euro Time Deposit,
	0.01%, 4/1/10	$ 51,670,843

Total Short-Term Investments — 0.9%
(identified cost $51,670,843)		$ 51,670,843

Total Investments — 115.0%
(identified cost $6,970,180,761)		$6,814,788,140

Other Assets, Less Liabilities — (15.0)%		$ (889,828,501)

Net Assets — 100.0%		$5,924,959,639

S e e notes to financ ial statem e nts
12

Eaton Vance National Municipal Income Fund as of March 31, 2010

PORTFOLIO OF INVESTMENTS (Unaudited) CONT’D

The percentage shown for each investment category in the Portfolio of Investments is based on net assets.

AGC - Assured Guaranty Corp.

AGM - Assured Guaranty Municipal Corp. AMBAC - AMBAC Financial Group, Inc.

AMT - Interest earned from these securities may be considered a tax preference item for purposes of the Federal Alternative Minimum Tax.

BHAC - Berkshire Hathaway Assurance Corp. CIFG - CIFG Assurance North America, Inc. FGIC - Financial Guaranty Insurance Company MFMR - Multi-Family Mortgage Revenue NPFG - National Public Finance Guaranty Corp. PSF - Permanent School Fund XLCA - XL Capital Assurance, Inc.

At March 31, 2010, the concentration of the Fund’s investments in the various states, determined as a percentage of net assets, is as follows:

New York	20.4%
California	17.2%
Texas	15.7%
Florida	10.1%
Others, representing less than 10% individually	51.6%

The Fund invests primarily in debt securities issued by municipalities. The ability of the issuers of the debt securities to meet their obligations may be affected by economic developments in a specific industry or municipality. In order to reduce the risk associated with such economic developments, at March 31, 2010, 32.2% of total investments are backed by bond insurance of various financial institutions and financial guaranty assurance agencies. The aggregate percentage insured by an individual financial institution ranged from 0.1% to 10.4% of total investments.

(1)	Defaulted bond.
(2)	Security represents the underlying municipal bond of an inverse floater (see Note 1I).
(3)	Security (or a portion thereof) has been pledged as collateral for inverse floating-rate security transactions. The aggregate value of such collateral is $48,067,696.
(4)	Security (or a portion thereof) has been pledged to cover margin requirements on open financial futures contracts.
(5)

Security exempt from registration pursuant to Rule 144A under the Securities Act of 1933. These securities may be sold in certain transactions and remain exempt from registration, normally to qualified institutional buyers. At March 31, 2010, the aggregate value of these securities is $36,788,205 or 0.6% of the Fund’s net assets.

(6)

Security is subject to a shortfall agreement which may require the Fund to pay amounts to a counterparty in the event of a significant decline in the market value of the security underlying the inverse floater. In case of a shortfall, the maximum potential amount of payments the Fund could ultimately be required to make under the agreement is

$27,760,000. However, such shortfall payment would be reduced by the proceeds from the sale of the security underlying the inverse floater.

(7)

Security has been issued as a leveraged inverse floater bond. The stated interest rate represents the rate in effect at March 31, 2010.

(8)	Security (or a portion thereof) has been segregated to cover payable for when-issued securities.
(9)	Security is in default with respect to scheduled principal payments.
(10)	Security is in default and making only partial interest payments.
(11)	Defaulted matured bond.
(12)	When-issued security.
(13)	Variable rate security. The stated interest rate represents the rate in effect at March 31, 2010.

S e e notes to financ ial statem e nts
13

Eaton Vance National Municipal Income Fund as of March 31, 2010

FINANCIAL STATEMENTS (Unaudited)

S t a t e m e n t o f A s s e t s a n d L i a b i l i t i e s

As of March 31, 2010
Assets

Investments, at value
(identified cost, $6,970,180,761)	$6,814,788,140
Interest receivable	99,970,135
Receivable for investments sold	25,430,932
Receivable for Fund shares sold	10,231,969

Total assets	$ 6,950,421,176

Liabilities

Payable for floating rate notes issued	$ 925,274,000
Payable for investments purchased	45,532,027
Payable for when-issued securities	16,458,387
Payable for variation margin on open financial futures contracts	3,281,250
Payable for Fund shares redeemed	17,705,579
Distributions payable	10,278,625
Payable to affiliates:
Investment adviser fee	1,665,469
Distribution and service fees	2,097,699
Interest expense and fees payable	2,254,618
Accrued expenses	913,883

Total liabilities	$ 1,025,461,537

Net Assets	$ 5,924,959,639

Sources of Net Assets

Paid-in capital	$6,868,679,634
Accumulated net realized loss	(796,106,130)
Accumulated undistributed net investment income	5,504,503
Net unrealized depreciation	(153,118,368)

Net Assets	$ 5,924,959,639

Class A Shares

Net Assets	$4,101,929,387
Shares Outstanding	425,431,840
Net Asset Value and Redemption Price Per Share
(net assets shares of beneficial interest outstanding)	$ 9.64
Maximum Offering Price Per Share
(100 95.25 of net asset value per share)	$ 10.12

Class B Shares

Net Assets	$ 163,830,144
Shares Outstanding	16,991,646
Net Asset Value and Offering Price Per Share*
(net assets shares of beneficial interest outstanding)	$ 9.64

Class C Shares

Net Assets	$1,269,331,549
Shares Outstanding	131,648,569
Net Asset Value and Offering Price Per Share*
(net assets shares of beneficial interest outstanding)	$ 9.64

Class I Shares

Net Assets	$ 389,868,559
Shares Outstanding	40,427,187
Net Asset Value, Offering Price and Redemption Price Per Share
(net assets shares of beneficial interest outstanding)	$ 9.64

On sales of $25,000 or more, the offering price of Class A shares is reduced.
* Redemption price per share is equal to the net asset value less any applicable contingent deferred sales charge.

S t a t e m e n t o f O p e r a t i o n s

For the Six Months Ended
March 31, 2010
Investment Income
Interest	$ 187,810,587
Total investment income	$ 187,810,587

Expenses
Investment adviser fee	$ 10,202,171
Distribution and service fees
Class A	5,301,697
Class B	836,755
Class C	6,394,526
Trustees’ fees and expenses	25,250
Custodian fee	455,828
Transfer and dividend disbursing agent fees	1,242,072
Legal and accounting services	379,453
Printing and postage	190,109
Registration fees	62,901
Interest expense and fees	3,693,780
Miscellaneous	65,615
Total expenses	$ 28,850,157
Deduct —
Reduction of custodian fee	$ 3,437
Total expense reductions	$ 3,437

Net expenses	$ 28,846,720

Net investment income	$ 158,963,867

Realized and Unrealized Gain (Loss)
Net realized gain (loss) —
Investment transactions	$ 16,787,936
Financial futures contracts	64,108
Net realized gain	$ 16,852,044
Change in unrealized appreciation (depreciation) —
Investments	$(290,654,394)
Financial futures contracts	6,998,240
Net change in unrealized appreciation (depreciation)	$ (283,656,154)

Net realized and unrealized loss	$ (266,804,110)

Net decrease in net assets from operations	$ (107,840,243)

S e e notes to financ ial statem e nts
14

Eaton Vance National Municipal Income Fund as of March 31, 2010
FINANCIAL STATEMENTS CON T ’ D

S t a t e m e n t s o f C h a n g e s i n N e t A s s e t s

	Six Months Ended
Increase (Decrease)	March 31, 2010	Year Ended
in Net Assets	(Unaudited)	September 30, 2009
From operations —
Net investment income	$ 158,963,867	$ 318,013,350
Net realized gain (loss) from investment
transactions, financial futures contracts
and swap contracts	16,852,044	(561,344,164)
Net change in unrealized appreciation
(depreciation) from investments, financial
futures contracts and swap contracts	(283,656,154)	1,210,034,643

Net increase (decrease) in net assets from
operations	$ (107,840,243)	$ 966,703,829
Distributions to shareholders —
From net investment income
Class A	$ (114,289,031)	$ (241,771,751)
Class B	(3,944,232)	(7,752,057)
Class C	(30,143,693)	(59,327,988)
Class I	(9,504,688)	(10,957,709)

Total distributions to shareholders	$ (157,881,644)	$ (319,809,505)
Transactions in shares of beneficial interest —
Proceeds from sale of shares
Class A	$ 248,941,981	$ 1,130,529,917
Class B	7,186,211	28,816,819
Class C	93,838,215	341,933,286
Class I	272,204,451	227,525,103
Net asset value of shares issued to
shareholders in payment of
distributions declared
Class A	72,276,005	145,210,084
Class B	2,262,837	4,359,324
Class C	17,408,235	33,405,104
Class I	4,655,283	7,953,336
Cost of shares redeemed
Class A	(841,017,448)	(1,124,693,895)
Class B	(13,241,787)	(26,561,930)
Class C	(154,443,379)	(286,833,537)
Class I	(95,755,937)	(186,831,329)
Issued in connection with tax-free
reorganizations (see Note 12)
Class A	—	193,731,072
Class B	—	22,585,159
Class C	—	4,387,977
Net asset value of shares exchanged
Class A	4,745,602	6,198,976
Class B	(4,745,602)	(6,198,976)

Net increase (decrease) in net assets from
Fund share transactions	$ (385,685,333)	$ 515,516,490

Net increase (decrease) in net assets	$ (651,407,220)	$ 1,162,410,814

Net Assets

At beginning of period	$6,576,366,859	$ 5,413,956,045

At end of period	$ 5,924,959,639	$ 6,576,366,859

Accumulated undistributed
net investment income
included in net assets

At end of period	$ 5,504,503	$ 4,422,280

S t a t e m e n t o f C a s h F l o w s

For The Six Months Ended
Cash Flows From	March 31, 2010
Operating Activities	(Unaudited)
Net decrease in net assets from operations	$ (107,840,243)
Adjustments to reconcile net decrease in net assets from
operations to net cash provided by operating activities:
Investments purchased	(728,176,665)
Investments sold	1,095,464,747
Increase in short-term investments, net	(51,670,843)
Net accretion/amortization of premium (discount)	(19,243,391)
Decrease in interest receivable	2,810,978
Decrease in receivable for investments sold	10,644,915
Decrease in receivable for variation margin on open
financial futures contracts	1,750,000
Decrease in payable for investments purchased	(17,667,970)
Increase in payable for when-issued securities	16,458,387
Increase in payable for variation margin on open financial
futures contracts	3,281,250
Decrease in payable to affiliate for investment adviser fee	(102,857)
Decrease in payable to affiliate for distribution and service
fees	(59,123)
Increase in interest expense and fees payable	909,983
Decrease in accrued expenses	(96,790)
Net change in unrealized (appreciation) depreciation from
investments	290,654,394
Net realized gain from investments	(16,787,936)
Net cash provided by operating activities	$ 480,328,836

Cash Flows From Financing Activities
Proceeds from Fund shares sold	$ 630,967,074
Fund shares redeemed	(1,101,966,430)
Distributions paid, net of reinvestments	(61,209,309)
Proceeds from secured borrowings	124,860,000
Repayment of secured borrowings	(65,695,000)
Decrease in demand note payable	(7,400,000)
Net cash used in financing activities	$ (480,443,665)

Net decrease in cash	$ (114,829)

Cash at beginning of period	$ 114,829

Cash at end of period	$ —

Supplemental disclosure of cash flow
information:
Noncash financing activities not included herein consist of:
Reinvestment of dividends and distributions	$ 96,602,360
Cash paid for interest and fees	2,783,797

S e e notes to financ ial statem e nts
15

Eaton Vance National Municipal Income Fund as of March 31, 2010
FINANCIAL STATEMENTS CON T ’ D
F i n a n c i a l H i g h l i g h t s

			Class A
	Six Months Ended
	March 31, 2010			Year Ended September 30,
	(Unaudited)	2009	2008	2007	2006	2005
Net asset value — Beginning of period	$ 10.040	$ 9.060	$ 11.490	$ 11.780	$ 11.270	$ 10.920

Income (Loss) From Operations
Net investment income(1)	$ 0.261	$ 0.527	$ 0.533	$ 0.521	$ 0.565	$ 0.574
Net realized and unrealized gain (loss)	(0.403)	0.984	(2.431)	(0.290)	0.478	0.355
Total income (loss) from operations	$ (0.142)	$ 1.511	$ (1.898)	$ 0.231	$ 1.043	$ 0.929

Less Distributions
From net investment income	$ (0.258)	$ (0.531)	$ (0.532)	$ (0.521)	$ (0.533)	$ (0.579)
Total distributions	$ (0.258)	$ (0.531)	$ (0.532)	$ (0.521)	$ (0.533)	$ (0.579)
Net asset value — End of period	$ 9.640	$ 10.040	$ 9.060	$ 11.490	$ 11.780	$ 11.270
Total Return(2)	(1.36)%(3)	17.97%	(17.03)%	1.95%	9.50%	8.69%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$4,101,929	$4,811,295	$3,987,956	$4,647,177	$3,259,363	$2,147,435
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	0.67%(4)	0.70%	0.64%	0.64%(5)	0.72%	0.77%(6)
Interest and fee expense(7)	0.12%(4)	0.23%	0.46%	0.62%	0.61%	0.44%(6)
Total expenses before custodian fee reduction	0.79%(4)	0.93%	1.10%	1.26%(5)	1.33%	1.21%(6)
Expenses after custodian fee reduction excluding
interest and fees	0.67%(4)	0.70%	0.63%	0.63%(5)	0.71%	0.76%(6)
Net investment income	5.44%(4)	6.22%	5.00%	4.44%	4.93%	5.14%
Portfolio Turnover	10%(3)	46%	64%	65%	58%	54%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	Not annualized.
(4)	Annualized.
(5)

The investment adviser was allocated a portion of the Fund’s operating expenses (equal to less than 0.005% of average daily net assets for the year ended September 30, 2007). Absent this allocation, total return would be lower.

(6)	Includes the Fund’s share of the corresponding Portfolio’s allocated expenses while the Fund was making investments directly into the Portfolio.
(7)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

S e e notes to financ ial statem e nts
16

Eaton Vance National Municipal Income Fund as of March 31, 2010
FINANCIAL STATEMENTS CON T ’ D
F i n a n c i a l H i g h l i g h t s

			Class B
	Six Months Ended
	March 31, 2010		Year Ended September 30,
	(Unaudited)	2009	2008	2007	2006	2005
Net asset value — Beginning of period	$ 10.050	$ 9.060	$ 11.490	$ 11.780	$ 11.270	$10.920

Income (Loss) From Operations
Net investment income(1)	$ 0.225	$ 0.464	$ 0.454	$ 0.434	$ 0.478	$ 0.482
Net realized and unrealized gain (loss)	(0.409)	0.992	(2.435)	(0.290)	0.480	0.364
Total income (loss) from operations	$ (0.184)	$ 1.456	$ (1.981)	$ 0.144	$ 0.958	$ 0.846

Less Distributions
From net investment income	$ (0.226)	$ (0.466)	$ (0.449)	$ (0.434)	$ (0.448)	$ (0.496)
Total distributions	$ (0.226)	$ (0.466)	$ (0.449)	$ (0.434)	$ (0.448)	$ (0.496)
Net asset value — End of period	$ 9.640	$ 10.050	$ 9.060	$ 11.490	$ 11.780	$11.270
Total Return(2)	(1.79)%(3)	17.18%	(17.69)%	1.20%	8.69%	8.15%(4)

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$163,830	$179,657	$138,052	$173,176	$140,593	$83,629
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	1.42%(5)	1.45%	1.39%	1.39%(6)	1.47%	1.52%(7)
Interest and fee expense(8)	0.12%(5)	0.23%	0.46%	0.62%	0.61%	0.44%(7)
Total expenses before custodian fee reduction	1.54%(5)	1.68%	1.85%	2.01%(6)	2.08%	1.96%(7)
Expenses after custodian fee reduction excluding interest and fees	1.42%(5)	1.45%	1.38%	1.38%(6)	1.46%	1.51%(7)
Net investment income	4.69%(5)	5.48%	4.25%	3.69%	4.17%	4.30%
Portfolio Turnover	10%(3)	46%	64%	65%	58%	54%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	Not annualized.
(4)	Total return reflects an increase of 0.19% due to a change in the timing of the payment and reinvestment of distributions.
(5)	Annualized.
(6)

The investment adviser was allocated a portion of the Fund’s operating expenses (equal to less than 0.005% of average daily net assets for the year ended September 30, 2007). Absent this allocation, total return would be lower.

(7)	Includes the Fund’s share of the corresponding Portfolio’s allocated expenses while the Fund was making investments directly into the Portfolio.
(8)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

S e e notes to financ ial statem e nts
17

Eaton Vance National Municipal Income Fund as of March 31, 2010
FINANCIAL STATEMENTS CON T ’ D
F i n a n c i a l H i g h l i g h t s

			Class C
	Six Months Ended
	March 31, 2010		Year Ended September 30,
	(Unaudited)	2009	2008	2007	2006	2005
Net asset value — Beginning of period	$ 10.050	$ 9.060	$ 11.490	$ 11.780	$ 11.270	$ 10.920

Income (Loss) From Operations
Net investment income(1)	$ 0.225	$ 0.464	$ 0.453	$ 0.431	$ 0.480	$ 0.486
Net realized and unrealized gain (loss)	(0.409)	0.992	(2.434)	(0.287)	0.478	0.360
Total income (loss) from operations	$ (0.184)	$ 1.456	$ (1.981)	$ 0.144	$ 0.958	$ 0.846

Less Distributions
From net investment income	$ (0.226)	$ (0.466)	$ (0.449)	$ (0.434)	$ (0.448)	$ (0.496)
Total distributions	$ (0.226)	$ (0.466)	$ (0.449)	$ (0.434)	$ (0.448)	$ (0.496)
Net asset value — End of period	$ 9.640	$ 10.050	$ 9.060	$ 11.490	$ 11.780	$ 11.270
Total Return(2)	(1.79)%(3)	17.18%	(17.69)%	1.20%	8.69%	7.99%(4)

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$1,269,332	$1,367,785	$1,143,256	$1,334,054	$783,143	$388,276
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	1.42%(5)	1.45%	1.39%	1.39%(6)	1.47%	1.52%(7)
Interest and fee expense(8)	0.12%(5)	0.23%	0.46%	0.62%	0.61%	0.44%(7)
Total expenses before custodian fee reduction	1.54%(5)	1.68%	1.85%	2.01%(6)	2.08%	1.96%(7)
Expenses after custodian fee reduction excluding interest
and fees	1.42%(5)	1.45%	1.38%	1.38%(6)	1.46%	1.51%(7)
Net investment income	4.69%(5)	5.46%	4.25%	3.68%	4.18%	4.35%
Portfolio Turnover	10%(3)	46%	64%	65%	58%	54%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	Not annualized.
(4)	Total return reflects an increase of 0.10% due to a change in the timing of the payment and reinvestment of distributions.
(5)	Annualized.
(6)

The investment adviser was allocated a portion of the Fund’s operating expenses (equal to less than 0.005% of average daily net assets for the year ended September 30, 2007). Absent this allocation, total return would be lower.

(7)	Includes the Fund’s share of the corresponding Portfolio’s allocated expenses while the Fund was making investments directly into the Portfolio.
(8)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

S e e notes to financ ial statem e nts
18

Eaton Vance National Municipal Income Fund as of March 31, 2010
FINANCIAL STATEMENTS CON T ’ D
F i n a n c i a l H i g h l i g h t s

			Class I
	Six Months Ended
	March 31, 2010		Year Ended September 30,
	(Unaudited)	2009	2008	2007	2006	2005
Net asset value — Beginning of period	$ 10.040	$ 9.060	$ 11.490	$ 11.780	$11.270	$10.920

Income (Loss) From Operations
Net investment income(1)	$ 0.275	$ 0.550	$ 0.559	$ 0.549	$ 0.601	$ 0.590
Net realized and unrealized gain (loss)	(0.406)	0.983	(2.429)	(0.289)	0.471	0.368
Total income (loss) from operations	$ (0.131)	$ 1.533	$ (1.870)	$ 0.260	$ 1.072	$ 0.958

Less Distributions
From net investment income	$ (0.269)	$ (0.553)	$ (0.560)	$ (0.550)	$ (0.562)	$ (0.608)
Total distributions	$ (0.269)	$ (0.553)	$ (0.560)	$ (0.550)	$ (0.562)	$ (0.608)
Net asset value — End of period	$ 9.640	$ 10.040	$ 9.060	$ 11.490	$11.780	$11.270
Total Return(2)	(1.24)%(3)	18.28%	(16.81)%	2.20%	9.77%	8.92%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$389,869	$217,630	$144,692	$139,301	$82,723	$15,208
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	0.43%(4)	0.44%	0.40%	0.39%(5)	0.47%	0.52%(6)
Interest and fee expense(7)	0.12%(4)	0.23%	0.46%	0.62%	0.61%	0.44%(6)
Total expenses before custodian fee reduction	0.55%(4)	0.67%	0.86%	1.01%(5)	1.08%	0.96%(6)
Expenses after custodian fee reduction excluding interest and fees	0.43%(4)	0.44%	0.39%	0.38%(5)	0.46%	0.51%(6)
Net investment income	5.74%(4)	6.47%	5.26%	4.68%	5.22%	5.27%
Portfolio Turnover	10%(3)	46%	64%	65%	58%	54%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.
(3)	Not annualized.
(4)	Annualized.
(5)

The investment adviser was allocated a portion of the Fund’s operating expenses (equal to less than 0.005% of average daily net assets for the year ended September 30, 2007). Absent this allocation, total return would be lower.

(6)	Includes the Fund’s share of the corresponding Portfolio’s allocated expenses while the Fund was making investments directly into the Portfolio.
(7)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

S e e notes to financ ial statem e nts
19

Eaton Vance National Municipal Income Fund as of March 31, 2010

NOTES TO F INANCIAL STATEMENTS (Unaudited)

1 Significant Accounting Policies

Eaton Vance National Municipal Income Fund (formerly, Eaton Vance National Municipals Fund) (the Fund) is a diversified series of Eaton Vance Municipals Trust (the Trust). The Trust is a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the 1940 Act), as an open-end management investment company. The Fund seeks to provide current income exempt from regular federal income tax. The Fund offers four classes of shares. Class A shares are generally sold subject to a sales charge imposed at time of purchase. Class B and Class C shares are sold at net asset value and are generally subject to a contingent deferred sales charge (see Note 5). Class I shares are sold at net asset value and are not subject to a sales charge. Class B shares automatically convert to Class A shares eight years after their purchase as described in the Fund’s prospectus. Each class represents a pro-rata interest in the Fund, but votes separately on class-specific matters and (as noted below) is subject to different expenses. Realized and unrealized gains and losses are allocated daily to each class of shares based on the relative net assets of each class to the total net assets of the Fund. Net investment income, other than class-specific expenses, is allocated daily to each class of shares based upon the ratio of the value of each class’s paid shares to the total value of all paid shares. Each class of shares differs in its distribution plan and certain other class-specific expenses.

The following is a summary of significant accounting policies of the Fund. The policies are in conformity with accounting principles generally accepted in the United States of America.

A Investment Valuation — Debt obligations (including short-term obligations with a remaining maturity of more than sixty days) are generally valued on the basis of valuations furnished by third party pricing services, as derived from such services’ pricing models. Inputs to the models may include, but are not limited to, reported trades, executable bid and asked prices, broker/ dealer quotations, prices or yields of securities with similar characteristics, benchmark curves or information pertaining to the issuer, as well as industry and economic events. The pricing services may use a matrix approach, which considers information regarding securities with similar characteristics to determine the valuation for a security. Short-term obligations, maturing in sixty days or less, are generally valued at amortized cost, which approximates market value. Financial futures contracts are valued at the closing settlement price established by the board of trade or exchange on which they are traded. Interest rate swaps are normally valued using valuations provided by a third party pricing service. Such pricing service valuations are based on the present value of fixed and projected floating rate cash flows over the term of the swap contract. Future cash flows are discounted to their present value using swap curves provided by electronic data services or by broker/dealers. Investments for which valuations or market quotations are not readily available or are deemed unreliable are valued at fair value using methods determined in good faith by or at the direction of the Trustees of the Fund in a manner that most fairly reflects the security’s value, or the amount that the Fund might reasonably expect to receive for the security upon its current sale in the ordinary course. Each such determination is based on a consideration of all relevant factors, which are likely to vary from one pricing context to another. These factors may include, but are not limited to, the type of security, the existence of any contractual restrictions on the security’s disposition, the price and extent of public trading in similar securities of the issuer or of comparable entities, quotations or relevant information obtained from broker-dealers or other market participants, information obtained from the issuer, analysts, and/or the appropriate stock exchange (for exchange-traded securities), an analysis of the entity’s financial condition, and an evaluation of the forces that influence the issuer and the market(s) in which the security is purchased and sold.

B Investment Transactions and Related

Income — Investment transactions for financial statement purposes are accounted for on a trade date basis. Realized gains and losses on investments sold are determined on the basis of identified cost. Interest income is recorded on the basis of interest accrued, adjusted for amortization of premium or accretion of discount.

C Federal Taxes — The Fund’s policy is to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute to shareholders each year substantially all of its taxable, if any, and tax-exempt net investment income, and all or substantially all of its net realized capital gains. Accordingly, no provision for federal income or excise tax is necessary. The Fund intends to satisfy conditions which will enable it to designate distributions from the interest income generated by its investments in municipal obligations, which are exempt from regular federal income tax when received by the Fund, as exempt-interest dividends. The portion of such interest, if any, earned on private activity bonds issued after August 7, 1986, may be considered a tax preference item to shareholders.

At September 30, 2009, the Fund, for federal income tax purposes, had a capital loss carryforward of $54,234,468 which will reduce its taxable income arising from future net realized gains on investment transactions, if any, to the extent permitted by the Internal Revenue Code, and thus will reduce the amount of distributions to shareholders, which would otherwise be necessary to relieve the Fund of any liability for federal income or excise tax. Such capital loss carryforward will expire on September 30,

Eaton Vance National Municipal Income Fund as of March 31, 2010

NOTES TO F INANCIAL STATEMENTS (Unaudited) CONT’D

2010 ($93,535), September 30, 2011 ($211,449), September 30, 2012 ($1,936,962), September 30, 2013 ($2,604,551), September 30, 2014 ($52,732), September 30, 2015 ($314,591), September 30, 2016 ($48,228,662) and September 30, 2017 ($791,986). A capital loss carryforward of $10,266,025 included in the amounts above will be available to the Fund as a result of the reorganizations (see Note 12). Utilization of this capital loss carryforward may be limited in accordance with certain income tax regulations.

Additionally, at September 30, 2009, the Fund had net capital losses of $790,916,637, including $1,783,723 as result of reorganizations (see Note 12), attributable to security transactions incurred after October 31, 2008. These net capital losses are treated as arising on the first day of the Fund’s taxable year ending September 30, 2010.

As of March 31, 2010, the Fund had no uncertain tax positions that would require financial statement recognition, de-recognition, or disclosure. Each of the Fund’s federal tax returns filed in the 3-year period ended September 30, 2009 remains subject to examination by the Internal Revenue Service.

D Expenses — The majority of expenses of the Trust are

directly identifiable to an individual fund. Expenses which are not readily identifiable to a specific fund are allocated taking into consideration, among other things, the nature and type of expense and the relative size of the funds.

E Expense Reduction — State Street Bank and Trust Company (SSBT) serves as custodian of the Fund. Pursuant to the custodian agreement, SSBT receives a fee reduced by credits, which are determined based on the average daily cash balance the Fund maintains with SSBT. All credit balances, if any, used to reduce the Fund’s custodian fees are reported as a reduction of expenses in the Statement of Operations.

F Legal Fees — Legal fees and other related expenses

incurred as part of negotiations of the terms and requirement of capital infusions, or that are expected to result in the restructuring of, or a plan of reorganization for, an investment are recorded as realized losses. Ongoing expenditures to protect or enhance an investment are treated as operating expenses.

G Use of Estimates — The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

H Indemnifications — Under the Trust’s organizational documents, its officers and Trustees may be indemnified against certain liabilities and expenses arising out of the performance of their duties to the Fund. Under Massachusetts law, if certain conditions prevail, shareholders of a Massachusetts business trust, (such as the Trust) could be deemed to have personal liability for the obligations of the Trust. However, the Trust’s Declaration of Trust contains an express disclaimer of liability on the part of Fund shareholders and the By-laws provide that the Trust shall assume the defense on behalf of any Fund shareholders. Moreover, the By-laws also provide for indemnification out of Fund property of any shareholder held personally liable solely by reason of being or having been a shareholder for all loss or expense arising from such liability. Additionally, in the normal course of business, the Fund enters into agreements with service providers that may contain indemnification clauses. The Fund’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Fund that have not yet occurred.

I Floating Rate Notes Issued in Conjunction

with Securities Held — The Fund may invest in inverse floating rate securities, also referred to as residual interest bonds, whereby the Fund may sell a fixed rate bond to a broker for cash. At the same time, the Fund buys a residual interest in the assets and cash flows of a Special-Purpose Vehicle (the SPV), (which is generally organized as a trust), set up by the broker, often referred to as an inverse floating rate obligation (Inverse Floater). The broker deposits a fixed rate bond into the SPV with the same CUSIP number as the fixed rate bond sold to the broker by the Fund, and which may have been, but is not required to be, the fixed rate bond purchased from the Fund (the Fixed Rate Bond). The SPV also issues floating rate notes (Floating Rate Notes) which are sold to third-parties. The Inverse Floater held by the Fund gives the Fund the right (1) to cause the holders of the Floating Rate Notes to tender their notes at par, and (2) to have the broker transfer the Fixed Rate Bond held by the SPV to the Fund, thereby terminating the SPV. Should the Fund exercise such right, it would pay the broker the par amount due on the Floating Rate Notes and exchange the Inverse Floater for the underlying Fixed Rate Bond. Pursuant to generally accepted accounting principles for transfers and servicing of financial assets and extinguishment of liabilities, the Fund accounts for the transaction described above as a secured borrowing by including the Fixed Rate Bond in its Portfolio of Investments and the Floating Rate Notes as a liability under the caption “Payable for floating rate notes issued” in its Statement of Assets and Liabilities. The Floating Rate Notes have interest rates that generally reset weekly and their holders have the option to tender their notes to the broker for redemption at par at each reset date. Interest expense related to the Fund’s liability with respect to

Eaton Vance National Municipal Income Fund as of March 31, 2010

NOTES TO F INANCIAL STATEMENTS (Unaudited) CONT’D

Floating Rate Notes is recorded as incurred. The SPV may be terminated by the Fund, as noted above, or by the broker upon the occurrence of certain termination events as defined in the trust agreement, such as a downgrade in the credit quality of the underlying bond, bankruptcy of or payment failure by the issuer of the underlying bond, the inability to remarket Floating Rate Notes that have been tendered due to insufficient buyers in the market, or the failure by the SPV to obtain renewal of the liquidity agreement under which liquidity support is provided for the Floating Rate Notes up to one year. At March 31, 2010, the amount of the Fund’s Floating Rate Notes outstanding and the related collateral were $925,274,000 and $1,356,624,214, respectively. The range of interest rates on Floating Rate Notes outstanding at March 31, 2010 was 0.27% to 0.39%. For the six months ended March 31, 2010, the Fund’s average Floating Rate Notes outstanding and the average interest rate (annualized) including fees were $930,246,115 and 0.80%, respectively.

The Fund may enter into shortfall and forbearance agreements with the broker by which the Fund agrees to reimburse the broker, in certain circumstances, for the difference between the liquidation value of the Fixed Rate Bond held by the SPV and the liquidation value of the Floating Rate Notes, as well as any shortfalls in interest cash flows. The Fund had no shortfalls as of March 31, 2010.

The Fund may also purchase Inverse Floaters from brokers in a secondary market transaction without first owning the underlying fixed rate bond. Such transactions are not required to be treated as secured borrowings. Shortfall agreements, if any, related to Inverse Floaters purchased in a secondary market transaction are disclosed in the Portfolio of Investments. The Fund’s investment policies and restrictions expressly permit investments in Inverse Floaters. Inverse floating rate securities typically offer the potential for yields exceeding the yields available on fixed rate bonds with comparable credit quality and maturity. These securities tend to underperform the market for fixed rate bonds in a rising long-term interest rate environment, but tend to outperform the market for fixed rate bonds when long-term interest rates decline. The value and income of inverse floating rate securities are generally more volatile than that of a fixed rate bond. The Fund’s investment policies do not allow the Fund to borrow money except as permitted by the 1940 Act. Management believes that the Fund’s restrictions on borrowing money and issuing senior securities (other than as specifically permitted) do not apply to Floating Rate Notes issued by the SPV and included as a liability in the Fund’s Statement of Assets and Liabilities. As secured indebtedness issued by an SPV, Floating Rate Notes are distinct from the borrowings and senior securities to which the Fund’s restrictions apply. Inverse Floaters held by the Fund are securities exempt from registration under Rule 144A of the Securities Act of 1933.

J Financial Futures Contracts — The Fund may enter into financial futures contracts. The Fund’s investment in financial futures contracts is designed for hedging against changes in interest rates or as a substitute for the purchase of securities. Upon entering into a financial futures contract, the Fund is required to deposit with the broker, either in cash or securities, an amount equal to a certain percentage of the purchase price (initial margin). Subsequent payments, known as variation margin, are made or received by the Fund each business day, depending on the daily fluctuations in the value of the underlying security, and are recorded as unrealized gains or losses by the Fund. Gains (losses) are realized upon the expiration or closing of the financial futures contracts. Should market conditions change unexpectedly, the Fund may not achieve the anticipated benefits of the financial futures contracts and may realize a loss. Futures contracts have minimal counterparty risk as they are exchange traded and the clearinghouse for the exchange is substituted as the counterparty, guaranteeing counterparty performance.

K Interest Rate Swaps — The Fund may enter into interest rate swap agreements to enhance return, to hedge against fluctuations in securities prices or interest rates, or as substitution for the purchase or sale of securities. Pursuant to these agreements, the Fund makes periodic payments at a fixed interest rate and, in exchange, receives payments based on the interest rate of a benchmark industry index. During the term of the outstanding swap agreement, changes in the underlying value of the swap are recorded as unrealized gains or losses. The value of the swap is determined by changes in the relationship between two rates of interest. The Fund is exposed to credit loss in the event of non-performance by the swap counterparty. Risk may also arise from movements in interest rates.

L When-Issued Securities and Delayed Delivery Transactions — The Fund may purchase or sell securities on a delayed delivery or when-issued basis. Payment and delivery may take place after the customary settlement period for that security. At the time the transaction is negotiated, the price of the security that will be delivered is fixed. The Fund maintains security positions for these commitments such that sufficient liquid assets will be available to make payments upon settlement. Securities purchased on a delayed delivery or when-issued basis are marked-to-market daily and begin earning interest on settlement date. Losses may arise due to changes in the market value of the underlying securities or if the counterparty does not perform under the contract.

M Statement of Cash Flows — The cash amount shown in the Statement of Cash Flows of the Fund is the

Eaton Vance National Municipal Income Fund as of March 31, 2010

NOTES TO F INANCIAL STATEMENTS (Unaudited) CONT’D

amount included in the Fund’s Statement of Assets and Liabilities and represents the cash on hand at its custodian and does not include any short-term investments.

N Interim Financial Statements — The interim

financial statements relating to March 31, 2010 and for the six months then ended have not been audited by an independent registered public accounting firm, but in the opinion of the Fund’s management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the financial statements.

2 Distributions to Shareholders

The net investment income of the Fund is determined daily and substantially all of the net investment income so determined is declared as a dividend to shareholders of record at the time of declaration. Distributions are declared separately for each class of shares. Distributions are paid monthly. Distributions of realized capital gains (reduced by available capital loss carryforwards, if any), are made at least annually. Shareholders may reinvest income and capital gain distributions in additional shares of the same class of the Fund at the net asset value as of the reinvestment date or, at the election of the shareholder, receive distributions in cash. The Fund distinguishes between distributions on a tax basis and a financial reporting basis. Accounting principles generally accepted in the United States of America require that only distributions in excess of tax basis earnings and profits be reported in the financial statements as a return of capital. Permanent differences between book and tax accounting relating to distributions are reclassified to paid-in capital. For tax purposes, distributions from short-term capital gains are considered to be from ordinary income.

3 Investment Adviser Fee and Other Transactions with Affiliates

The investment adviser fee is earned by Boston Management and Research (BMR), a subsidiary of Eaton Vance Management (EVM), as compensation for management and investment advisory services rendered to the Fund. The fee is based upon a percentage of average daily net assets plus a percentage of gross income (i.e., income other than gains from the sale of securities) as presented in the following table and is payable monthly.

	Annual	Daily
Daily Net Assets	Asset Rate	Income Rate
Up to $500 million	0.300%	3.00%
$500 million up to $1 billion	0.275	2.75
$1 billion up to $1.5 billion	0.250	2.50
$1.5 billion up to $2 billion	0.225	2.25
$2 billion up to $3 billion	0.200	2.00
$3 billion and over	0.175	1.75

For the six months ended March 31, 2010, the investment adviser fee amounted to $10,202,171, representing 0.34% (annualized) of the Fund’s average daily net assets.

EVM serves as the administrator of the Fund, but receives no compensation. EVM serves as the sub-transfer agent of the Fund and receives from the transfer agent an aggregate fee based upon the actual expenses incurred by EVM in the performance of these services. For the six months ended March 31, 2010, EVM earned $51,388 in sub-transfer agent fees. The Fund was informed that Eaton Vance Distributors, Inc. (EVD), an affiliate of EVM and the Fund’s principal underwriter, received $458,751 as its portion of the sales charge on sales of Class A shares for the six months ended March 31, 2010. EVD also received distribution and service fees from Class A, Class B and Class C shares (see Note 4) and contingent deferred sales charges (see Note 5).

Except for Trustees of the Fund who are not members of EVM’s or BMR’s organizations, officers and Trustees receive remuneration for their services to the Fund out of the investment adviser fee. Trustees of the Fund who are not affiliated with the investment adviser may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of the Trustees Deferred Compensation Plan. For the six months ended March 31, 2010, no significant amounts have been deferred. Certain officers and Trustees of the Fund are officers of the above organizations.

4 Distribution Plans

The Fund has in effect a distribution plan for Class A shares (Class A Plan) pursuant to Rule 12b-1 under the 1940 Act. The Class A Plan provides that the Fund will pay EVD a distribution and service fee of 0.25% per annum of its average daily net assets attributable to Class A shares for distribution services and facilities provided to the Fund by EVD, as well as for personal services and/or the maintenance of shareholder accounts. Distribution and service fees paid or accrued to EVD for the six months ended March 31, 2010 amounted to $5,301,697 for Class A shares. The Fund also has in effect distribution plans for Class B shares (Class B Plan) and Class C shares (Class C Plan) pursuant to Rule 12b-1 under the 1940 Act. The Class B and Class C Plans require the Fund to pay EVD amounts equal to 0.75% per annum of its average daily net assets attributable to Class B and Class C shares for providing ongoing distribution services and facilities to the Fund. The Fund will automatically discontinue payments to EVD during any period in which there are no outstanding Uncovered Distribution Charges, which are equivalent to the sum of (i) 5% and 6.25% of the aggregate amount received by the Fund for Class B and Class C shares sold, respectively, plus (ii) interest calculated by applying the rate of 1% over the prevailing prime rate to the outstanding balance of Uncovered Distribution Charges of EVD of each respective

Eaton Vance National Municipal Income Fund as of March 31, 2010

NOTES TO F INANCIAL STATEMENTS (Unaudited) CONT’D

class, reduced by the aggregate amount of contingent deferred sales charges (see Note 5) and amounts theretofore paid or payable to EVD by each respective class. For the six months ended March 31, 2010, the Fund paid or accrued to EVD $627,567 and $4,795,895 for Class B and Class C shares, respectively, representing 0.75% (annualized) of the average daily net assets for Class B and Class C shares. At March 31, 2010, the amounts of Uncovered Distribution Charges of EVD calculated under the Class B and Class C Plans were approximately $5,000,000 and $143,382,000, respectively. The Class B and Class C Plans also authorize the Fund to make payments of service fees to EVD, financial intermediaries and other persons in amounts equal to 0.25% per annum of its average daily net assets attributable to that class. Service fees paid or accrued are for personal services and/or the maintenance of shareholder accounts. They are separate and distinct from the Class B and Class C sales commissions and distribution fees and, as such, are not subject to automatic discontinuance when there are no outstanding Uncovered Distribution Charges of EVD. Service fees paid or accrued for the six months ended March 31, 2010 amounted to $209,188 and $1,598,631 for Class B and Class C shares, respectively.

5 Contingent Deferred Sales Charges

A contingent deferred sales charge (CDSC) generally is imposed on redemptions of Class B shares made within six years of purchase and on redemptions of Class C shares made within one year of purchase. Class A shares may be subject to a 1% CDSC if redeemed within eighteen months of purchase (depending on the circumstances of purchase). Generally, the CDSC is based upon the lower of the net asset value at date of redemption or date of purchase. No charge is levied on shares acquired by reinvestment of dividends or capital gain distributions. The CDSC for Class B shares is imposed at declining rates that begin at 5% in the case of redemptions in the first and second year after purchase, declining one percentage point each subsequent year. Class C shares are subject to a 1% CDSC if redeemed within one year of purchase. No CDSC is levied on shares which have been sold to EVM or its affiliates or to their respective employees or clients and may be waived under certain other limited conditions. CDSCs received on Class B and Class C redemptions are paid to EVD to reduce the amount of Uncovered Distribution Charges calculated under the Fund’s Class B and Class C Plans. CDSCs received on Class B and Class C redemptions when no Uncovered Distribution Charges exist are credited to the Fund. For the six months ended March 31, 2010, the Fund was informed that EVD received approximately $208,000, $102,000 and $81,000 of CDSCs paid by Class A, Class B and Class C shareholders, respectively.

6 Purchases and Sales of Investments

Purchases and sales of investments, other than short-term obligations, aggregated $728,176,665 and $1,095,464,747, respectively, for the six months ended March 31, 2010.

7 Shares of Beneficial Interest

The Fund’s Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest (without par value). Such shares may be issued in a number of different series (such as the Fund) and classes. Transactions in Fund shares were as follows:

	Six Months Ended
	March 31, 2010	Year Ended
Class A	(Unaudited)	September 30, 2009
Sales	25,914,386	136,484,542
Issued to shareholders electing to
receive payments of distributions in
Fund shares	7,588,020	17,100,545
Redemptions	(87,605,236)	(138,302,464)
Issued in connection with tax-free
reorganizations (see Note 12)	—	22,809,245
Exchange from Class B shares	496,189	719,489
Net increase (decrease)	(53,606,641)	38,811,357

	Six Months Ended
	March 31, 2010	Year Ended
Class B	(Unaudited)	September 30, 2009
Sales	748,495	3,446,704
Issued to shareholders electing to
receive payments of distributions in
Fund shares	237,419	513,741
Redemptions	(1,379,153)	(3,221,270)
Issued in connection with tax-free
reorganizations (see Note 12)	—	2,622,652
Exchange to Class A shares	(495,953)	(718,742)
Net increase (decrease)	(889,192)	2,643,085

	Six Months Ended
	March 31, 2010	Year Ended
Class C	(Unaudited)	September 30, 2009
Sales	9,777,354	40,830,304
Issued to shareholders electing to
receive payments of distributions in
Fund shares	1,826,505	3,928,772
Redemptions	(16,087,772)	(35,332,498)
Issued in connection with tax-free
reorganizations (see Note 12)	—	514,275
Net increase (decrease)	(4,483,913)	9,940,853

Eaton Vance National Municipal Income Fund as of March 31, 2010

NOTES TO F INANCIAL STATEMENTS (Unaudited) CONT’D

	Six Months Ended
	March 31, 2010	Year Ended
Class I	(Unaudited)	September 30, 2009
Sales	28,272,387	27,315,361
Issued to shareholders electing to
receive payments of distributions in
Fund shares	488,201	933,901
Redemptions	(9,999,635)	(22,553,301)

Net increase	18,760,953	5,695,961

8 Federal Income Tax Basis of Investments The cost and unrealized appreciation (depreciation) of investments of the Fund at March 31, 2010, as determined on a federal income tax basis, were as follows:

Aggregate cost	$6,046,755,517
Gross unrealized appreciation	$ 231,786,056
Gross unrealized depreciation	(389,027,433)
Net unrealized depreciation	$ (157,241,377)

9 Line of Credit

The Fund participates with other portfolios and funds managed by EVM and its affiliates in a $450 million unsecured line of credit agreement with a group of banks. Borrowings are made by the Fund solely to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Interest is charged to the Fund based on its borrowings at an amount above either the Eurodollar rate or Federal Funds rate. In addition, a fee computed at an annual rate of 0.10% on the daily unused portion of the line of credit is allocated among the participating portfolios and funds at the end of each quarter. Because the line of credit is not available exclusively to the Fund, it may be unable to borrow some or all of its requested amounts at any particular time. The Fund did not have any significant borrowings or allocated fees during the six months ended March 31, 2010.

10 Financial Instruments

The Fund may trade in financial instruments with off-balance sheet risk in the normal course of its investing activities. These financial instruments may include financial futures contracts and interest rate swaps and may involve, to a varying degree, elements of risk in excess of the amounts recognized for financial statement purposes. The notional or contractual amounts of these instruments represent the investment the Fund has in particular classes of financial instruments and do not necessarily represent the amounts potentially subject to risk. The measurement of the risks associated with these instruments is meaningful only when all related and offsetting transactions are considered.

A summary of obligations under these financial instruments at March 31, 2010 is as follows:

Futures Contracts
				Net
Expiration		Aggregate		Unrealized
Date	Contracts	Position Cost	Value	Appreciation
6/10	7,000

U.S. 30-Year Treasury Bond Short $(815,149,253) $(812,875,000) $2,274,253

At March 31, 2010, the Fund had sufficient cash and/or securities to cover commitments under these contracts.

The Fund is subject to interest rate risk in the normal course of pursuing its investment objectives. Because the Fund holds fixed rate bonds, the value of these bonds may decrease if interest rates rise. The Fund may purchase and sell U.S. Treasury futures contracts to hedge against changes in interest rates.

The fair value of derivative instruments (not considered to be hedging instruments for accounting disclosure purposes) and whose primary underlying risk exposure is interest rate risk at March 31, 2010 was as follows:

Fair Value
Derivative	Asset Derivative	Liability Derivative
Futures Contracts	$2,274,253(1)	$—

(1)

Amount represents cumulative unrealized appreciation on futures contracts in the Futures Contracts table above. Only the current day’s variation margin on open futures contracts is reported within the Statement of Assets and Liabilities as Receivable or Payable for variation margin, as applicable.

The effect of derivative instruments (not considered to be hedging instruments for accounting disclosure purposes) on the Statement of Operations and whose primary underlying risk exposure is interest rate risk for the six months ended March 31, 2010 was as follows:

Change in
Unrealized

	Realized Gain	Appreciation
	(Loss) on	(Depreciation) on
	Derivatives	Derivatives
	Recognized in	Recognized in
Derivative	Income(1)	Income(2)

Futures Contracts	$64,108	$6,998,240

(1)	Statement of Operations location: Net realized gain (loss) –
Financial futures contracts.
(2)	Statement of Operations location: Change in unrealized
appreciation (depreciation) – Financial futures contracts.

The average notional amount of futures contracts outstanding during the six months ended March 31, 2010, which is indicative of the volume of this derivative type, was approximately $628,571,000.

Eaton Vance National Municipal Income Fund as of March 31, 2010

NOTES TO F INANCIAL STATEMENTS (Unaudited) CONT’D

11 Fair Value Measurements

Under generally accepted accounting principles for fair value measurements, a three-tier hierarchy to prioritize the assumptions, referred to as inputs, is used in valuation techniques to measure fair value. The three-tier hierarchy of inputs is summarized in the three broad levels listed below.

  Level 1 – quoted prices in active markets for identical investments

  Level 2 – other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

  Level 3 – significant unobservable inputs (including a fund’s own assumptions in determining the fair value of investments)

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

At March 31, 2010, the inputs used in valuing the Fund’s investments, which are carried at value, were as follows:

	Quoted
	Prices in
	Active	Significant
	Markets for Other		Significant
	Identical	Observable	Unobservable
	Assets	Inputs	Inputs
Asset Description	(Level 1)	(Level 2)	(Level 3)	Total
Tax-Exempt Investments	$ —	$6,763,117,297	$ —	$6,763,117,297
Short-Term Investments	—	51,670,843	—	51,670,843
Total Investments	$ —	$6,814,788,140	$ —	$6,814,788,140
Futures Contracts	$2,274,253	$ —	$ —	$ 2,274,253
Total	$2,274,253	$6,814,788,140	$ —	$6,817,062,393

The Fund held no investments or other financial instruments as of September 30, 2009 whose fair value was determined using Level 3 inputs.

12 Reorganizations

As of the close of business on November 21, 2008, the Fund acquired the net assets of Eaton Vance Florida Plus Municipals Fund (Florida Plus Fund) pursuant to a plan of reorganization approved by the shareholders of Florida Plus Fund. The acquisition was accomplished by a tax-free exchange of shares of Class A, Class B and Class C shares of the Fund for Class A, Class B and Class C shares of Florida Plus Fund, respectively, each outstanding on November 21, 2008 as follows:

		Florida Plus Fund
	Shares of the	Shares
	Fund Issued	Exchanged	Net Assets
Class A	17,340,079	17,188,093	$139,258,179
Class B	1,836,952	1,775,751	14,756,605
Class C	381,353	368,500	3,063,562
Total			$157,078,346

The aggregate net assets of the Fund immediately before the acquisition were $4,679,552,499. The net assets of Florida Plus Fund as presented above, including $8,413,743 of accumulated net realized losses and $29,659,755 of unrealized depreciation, were combined with those of the Fund, resulting in combined net assets of $4,836,630,845.

As of the close of business on September 25, 2009, the Fund acquired the net assets of Eaton Vance Hawaii Municipals Fund (Hawaii Fund), Eaton Vance Mississippi Municipals Fund (Mississippi Fund) and Eaton Vance West Virginia Municipals Fund (West Virginia Fund) pursuant to a plan of reorganization approved by the shareholders of Hawaii Fund, Mississippi Fund and West Virginia Fund, respectively. The acquisitions were accomplished by a tax-free exchange of shares of Class A, Class B and Class C shares of the Fund for Class A, Class B and Class C shares of Hawaii Fund, Mississippi Fund and West Virginia Fund, respectively, each outstanding on September 25, 2009 as follows:

		Hawaii Fund
	Shares of the	Shares
	Fund Issued	Exchanged	Net Assets
Class A	1,489,870	1,667,144	$14,839,104
Class B	233,914	258,600	2,330,669
Class C	21,473	23,720	213,952
Total			$17,383,725

		Mississippi Fund
	Shares of the	Shares
	Fund Issued	Exchanged	Net Assets
Class A	1,292,267	1,389,800	$12,870,981
Class B	156,107	164,169	1,555,416
Class C	47,772	50,193	475,994
Total			$14,902,391

Eaton Vance National Municipal Income Fund as of March 31, 2010

NOTES TO F INANCIAL STATEMENTS (Unaudited) CONT’D

		West Virginia Fund
	Shares of the	Shares
	Fund Issued	Exchanged	Net Assets
Class A	2,687,029	2,953,328	$26,762,808
Class B	395,679	423,904	3,942,469
Class C	63,677	68,084	634,469
Total			$31,339,746

The aggregate net assets of the Fund immediately before
the acquisitions were $6,437,336,808. The net assets of
Hawaii Fund, Mississippi Fund and West Virginia Fund as
presented above, including accumulated net realized losses
aggregating $4,216,124 and unrealized appreciation
aggregating $1,205,209, were combined with those of the
Fund, resulting in combined net assets of $6,500,962,670.

13 Name Change

Effective December 1, 2009, the name of the Fund was
changed from Eaton Vance National Municipals Fund.

Eaton Vance National Municipal Income Fund

BOARD OF TRUSTEES’ ANNUAL APPROVAL OF THE INVESTMENT ADVISORY AGREEMENT

Overview of the Contract Review Process

The Investment Company Act of 1940, as amended (the “1940 Act”), provides, in substance, that each investment advisory agreement between a fund and its investment adviser will continue in effect from year to year only if its continuance is approved at least annually by the fund’s board of trustees, including by a vote of a majority of the trustees who are not “interested persons” of the fund (“Independent Trustees”), cast in person at a meeting called for the purpose of considering such approval.

At a meeting of the Boards of Trustees (each a “Board”) of the Eaton Vance group of mutual funds (the “Eaton Vance Funds”) held on April 27, 2009, the Board, including a majority of the Independent Trustees, voted to approve continuation of existing advisory and sub-advisory agreements for the Eaton Vance Funds for an additional one-year period. In voting its approval, the Board relied upon the affirmative recommendation of the Contract Review Committee of the Board (formerly the Special Committee), which is a committee comprised exclusively of Independent Trustees. Prior to making its recommendation, the Contract Review Committee reviewed information furnished for a series of meetings of the Contract Review Committee held in February, March and April 2009. Such information included, among other things, the following:

Information about Fees, Performance and Expenses

  An independent report comparing the advisory and related fees paid by each fund with fees paid by comparable funds;

  An independent report comparing each fund’s total expense ratio and its components to comparable funds;

  An independent report comparing the investment performance of each fund to the investment performance of comparable funds over various time periods;

  Data regarding investment performance in comparison to relevant peer groups of funds and appropriate indices;

  Comparative information concerning fees charged by each adviser for managing other mutual funds and institutional accounts using investment strategies and techniques similar to those used in managing the fund;

  Profitability analyses for each adviser with respect to each fund;

Information about Portfolio Management

  Descriptions of the investment management services provided to each fund, including the investment strategies and processes employed, and any changes in portfolio management processes and personnel;

  Information concerning the allocation of brokerage and the benefits received by each adviser as a result of brokerage allocation, including information concerning the acquisition of research through “soft dollar” benefits received in connection with the funds’ brokerage, and the implementation of a soft dollar reimbursement program established with respect to the funds;

  Data relating to portfolio turnover rates of each fund;

  The procedures and processes used to determine the fair value of fund assets and actions taken to monitor and test the effectiveness of such procedures and processes;

Information about each Adviser

  Reports detailing the financial results and condition of each adviser;

  Descriptions of the qualifications, education and experience of the individual investment professionals whose responsibilities include portfolio management and investment research for the funds, and information relating to their compensation and responsibilities with respect to managing other mutual funds and investment accounts;

  Copies of the Codes of Ethics of each adviser and its affiliates, together with information relating to compliance with and the administration of such codes;

  Copies of or descriptions of each adviser’s proxy voting policies and procedures;

  Information concerning the resources devoted to compliance efforts undertaken by each adviser and its affiliates on behalf of the funds (including descriptions of various compliance programs) and their record of compliance with investment policies and restrictions, including policies with respect to market-timing, late trading and selective portfolio disclosure, and with policies on personal securities transactions;

  Descriptions of the business continuity and disaster recovery plans of each adviser and its affiliates;

Other Relevant Information

  Information concerning the nature, cost and character of the administrative and other non-investment management services provided by Eaton Vance Management and its affiliates;

  Information concerning management of the relationship with the custodian, subcustodians and fund accountants by each adviser or the funds’ administrator; and

  The terms of each advisory agreement.

Eaton Vance National Municipal Income Fund

BOARD OF TRUSTEES’ ANNUAL APPROVAL OF THE INVESTMENT ADVISORY AGREEMENT CONT’D

In addition to the information identified above, the Contract Review Committee considered information provided from time to time by each adviser throughout the year at meetings of the Board and its committees. Over the course of the twelve- month period ended April 30, 2009, the Board met eighteen times and the Contract Review Committee, the Audit Committee, the Governance Committee, the Portfolio Management Committee and the Compliance Reports and Regulatory Matters Committee, each of which is a Committee comprised solely of Independent Trustees, met seven, five, six, six and six times, respectively. At such meetings, the Trustees received, among other things, presentations by the portfolio managers and other investment professionals of each adviser relating to the investment performance of each fund and the investment strategies used in pursuing the fund’s investment objective.

For funds that invest through one or more underlying portfolios, the Board considered similar information about the portfolio(s) when considering the approval of advisory agreements. In addition, in cases where the fund’s investment adviser has engaged a sub-adviser, the Board considered similar information about the sub-adviser when considering the approval of any sub-advisory agreement.

The Contract Review Committee was assisted throughout the contract review process by Goodwin Procter LLP, legal counsel for the Independent Trustees. The members of the Contract Review Committee relied upon the advice of such counsel and their own business judgment in determining the material factors to be considered in evaluating each advisory and sub-advisory agreement and the weight to be given to each such factor. The conclusions reached with respect to each advisory and sub-advisory agreement were based on a comprehensive evaluation of all the information provided and not any single factor. Moreover, each member of the Contract Review Committee may have placed varying emphasis on particular factors in reaching conclusions with respect to each advisory and sub-advisory agreement.

Results of the Process

Based on its consideration of the foregoing, and such other information as it deemed relevant, including the factors and conclusions described below, the Contract Review Committee concluded that the continuance of the investment advisory agreement of Eaton Vance National Municipals Fund (the “Fund”) with Boston Management and Research (the “Adviser”), including its fee structure, is in the interests of shareholders and, therefore, the Contract Review Committee recommended to the Board approval of the agreement. The Board accepted the recommendation of the Contract Review Committee as well as the factors considered and conclusions reached by the Contract Review Committee with respect to the agreement. Accordingly, the Board, including a majority of the Independent Trustees, voted to approve continuation of the investment advisory agreement for the Fund.

Nature, Extent and Quality of Services

In considering whether to approve the investment advisory agreement of the Fund, the Board evaluated the nature, extent and quality of services provided to the Fund by the Adviser.

The Board considered the Adviser’s management capabilities and investment process with respect to the types of investments held by the Fund, including the education, experience and number of its investment professionals and other personnel who provide portfolio management, investment research, and similar services to the Fund, and recent changes in the identity of such personnel. In particular, the Board evaluated, where relevant, the abilities and experience of such investment personnel in analyzing factors such as credit risk, tax efficiency, and special considerations relevant to investing in municipal bonds. Specifically, the Board considered the Adviser’s large municipal bond team, which includes portfolio managers and credit specialists who provide services to the Fund. The Board also took into account the resources dedicated to portfolio management and other services, including the compensation paid to recruit and retain investment personnel, and the time and attention devoted to the Fund by senior management.

The Board also reviewed the compliance programs of the Adviser and relevant affiliates thereof. Among other matters, the Board considered compliance and reporting matters relating to personal trading by investment personnel, selective disclosure of portfolio holdings, late trading, frequent trading, portfolio valuation, business continuity and the allocation of investment opportunities. The Board also evaluated the responses of the Adviser and its affiliates to requests from regulatory authorities such as the Securities and Exchange Commission and the Financial Industry Regulatory Authority.

The Board considered shareholder and other administrative services provided or managed by Eaton Vance Management and its affiliates, including transfer agency and accounting services. The Board evaluated the benefits to shareholders of investing in a fund that is a part of a large family of funds, including the ability, in many cases, to exchange an investment among different funds without incurring additional sales charges.

The Board considered the Adviser’s recommendations for Board action and other steps taken in response to the unprecedented dislocations experienced in the capital markets over recent periods, including sustained periods of high volatility, credit disruption and government intervention. In particular, the Board considered the Adviser’s efforts and expertise with respect to each of the following

Eaton Vance National Municipal Income Fund

BOARD OF TRUSTEES’ ANNUAL APPROVAL OF THE INVESTMENT ADVISORY AGREEMENT CONT’D

matters as they relate to the Funds and/or other funds within the Eaton Vance family of funds: (i) negotiating and maintaining the availability of bank loan facilities and other sources of credit used for investment purposes or to satisfy liquidity needs; (ii) establishing the fair value of securities and other instruments held in investment portfolios during periods of market volatility and issuer-specific disruptions; and (iii) the ongoing monitoring of investment management processes and risk controls.

After consideration of the foregoing factors, among others, the Board concluded that the nature, extent and quality of services provided by the Adviser, taken as a whole, are appropriate and consistent with the terms of the respective investment advisory agreement.

Fund Performance

The Board compared the Fund’s investment performance to a relevant universe of similarly managed funds identified by an independent data provider and appropriate benchmark indices. The Board reviewed comparative performance data for the one-, three-, five- and ten-year periods ended September 30, 2008 for the Fund. The Board considered the impact of extraordinary market conditions during 2008 on the Fund’s performance relative to its peer universe in light of, among other things, the Adviser’s strategy of generating current income through investments in higher quality (including insured) municipal bonds with longer maturities. On the basis of the foregoing and other relevant information, the Board concluded that the performance of the Fund was satisfactory.

Management Fees and Expenses

The Board reviewed contractual investment advisory fee rates, including any administrative fee rates, payable by each Fund (referred to as “management fees”). As part of its review, the Board considered each Fund’s management fees and total expense ratio for the year ended September 30, 2008, as compared to a group of similarly managed funds selected by an independent data provider.

After reviewing the foregoing information, and in light of the nature, extent and quality of the services provided by the Adviser, the Board concluded with respect to each Fund that the management fees charged for advisory and related services and the Fund’s total expense ratio are reasonable.

Profitability

The Board reviewed the level of profits realized by the Adviser and relevant affiliates thereof in providing investment advisory and administrative services to the Fund and to all Eaton Vance Funds as a group. The Board considered the level of profits realized without regard to revenue sharing or other payments by the Adviser and its affiliates to third parties in respect of distribution services. The Board also considered other direct or indirect benefits received by the Adviser and its affiliates in connection with their relationship with the Fund.

The Board concluded that, in light of the foregoing factors and the nature, extent and quality of the services rendered, the profits realized by the Adviser and its affiliates are reasonable.

Economies of Scale

In reviewing management fees and profitability of the Fund, the Board also considered the extent to which the Adviser and its affiliates, on the one hand, and the Fund, on the other hand, can expect to realize benefits from economies of scale as the assets of the Fund increase. The Board acknowledged the difficulty in accurately measuring the benefits resulting from the economies of scale with respect to the management of any specific fund or group of funds. The Board reviewed data summarizing the increases and decreases in the assets of the Fund and of all Eaton Vance Funds as a group over various time periods, and evaluated the extent to which the total expense ratio of the Fund and the profitability of the Adviser and its affiliates may have been affected by such increases or decreases. Based upon the foregoing, the Board concluded that the benefits from economies of scale are currently being shared equitably by the Adviser and its affiliates and the Fund. The Board also concluded that, assuming reasonably foreseeable increases in the assets of the Fund, the structure of each advisory fee, which includes breakpoints at several asset levels, can be expected to cause the Adviser and its affiliates and the Fund to continue to share such benefits equitably.

Eaton Vance National Municipal Income Fund

O F F ICERS A N D T RUS T EES

Officers	Trustees
Thomas M. Metzold	Ralph F. Verni
President	Chairman

William H. Ahern, Jr.	Benjamin C. Esty
Vice President
Thomas E. Faust Jr
Craig R. Brandon
Vice President	Allen R. Freedman

Cynthia J. Clemson	William H. Park
Vice President
Ronald A. Pearlman
Adam A. Weigold
Vice President	Helen Frame Peters

Barbara E. Campbell	Heidi L. Steiger
Treasurer
Lynn A. Stout
Maureen A. Gemma
Secretary and Chief Legal Officer

Paul M. O’Neil
Chief Compliance Officer

This Page Intentionally Left Blank

Investment Adviser of Eaton Vance National Municipal Income Fund Boston Management and Research

Two International Place
Boston, MA 02110

Administrator of Eaton Vance National Municipal Income Fund Eaton Vance Management

Two International Place
Boston, MA 02110

Principal Underwriter*
Eaton Vance Distributors, Inc.

Two International Place
Boston, MA 02110
(617) 482-8260

Custodian
State Street Bank and Trust Company

200 Clarendon Street
Boston, MA 02116

Transfer Agent
PNC Global Investment Servicing

Attn: Eaton Vance Funds
P.O. Box 9653
Providence, RI 02940-9653
(800) 262-1122

Eaton Vance Municipals Trust
Two International Place
Boston, MA 02110

* FINRA BrokerCheck. Investors may check the background of their Investment Professional by contacting the Financial Industry Regulatory Authority (FINRA). FINRA BrokerCheck is a free tool to help investors check the professional background of current and former FINRA-registered securities firms and brokers. FINRA BrokerCheck is available by calling 1-800-289-9999 and at www.FINRA.org. The FINRA BrokerCheck brochure describing the program is available to investors at www.FINRA.org.

     This report must be preceded or accompanied by a current prospectus. Before investing, investors should consider carefully the Fund’s investment objective(s), risks, and charges and expenses. The Fund’s current prospectus contains this and other information about the Fund and is available through your financial advisor. Please read the prospectus carefully before you invest or send money. For further information please call 1-800-262-1122.

448-5/10	HMSRC